UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Kelly Services Inc.
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Kelly

Accelerating Profitable Growth

Proxy Statement and Notice of Annual Meeting of Shareholders 2024

Letter to Shareholders

April 15, 2024

Dear Shareholders,

2023 marked a year of transformative action as we set out to build upon the progress we have achieved on Kelly’s specialty growth journey during the last three years. We began the year with a clear vision for the company’s future defined by significantly improved profitability, sustainable growth, and greater value creation for all stakeholders. Notwithstanding ongoing macroeconomic uncertainty, we focused on what we can control, steering the company through a challenging operating environment while executing on our vision with urgency and agility.

Amid persistent headwinds that impacted demand for staffing and recruitment process outsourcing services in Science, Engineering & Technology, Professional & Industrial, and Outsourcing & Consulting, we captured growth in more resilient markets. Kelly Education continued to be a high-performing asset within the company’s portfolio, growing 27 percent through improved fill rates, strong demand from existing customers, and new customer wins. In Professional & Industrial, revenue from higher-margin outcome-based solutions also increased as demand for value-added services remained steady.

Concurrent with our focus on driving results in the near term, we kept an eye trained on the future as well, reviewing our long-term growth and efficiency objectives to identify opportunities to accelerate progress on our specialty growth journey. As a result of the review, Kelly announced a comprehensive transformation initiative to optimize operations in a sustainable manner, unlock additional value-creating opportunities, and accelerate profitable growth. As part of the initiative, we committed to making long-term, structural improvements across the enterprise to significantly improve Kelly’s EBITDA margin. Following careful analysis, we took swift and decisive action to deliver on our commitment.

Driving Efficiency and Effectiveness

In July, we implemented strategic restructuring actions that further streamlined Kelly’s operating model. Among the actions: simplifying Kelly’s organizational structure, renegotiating supplier agreements; and revamping the company’s performance management process. We also made the difficult decision to implement a workforce reduction plan to align our resources with new ways of working. These actions delivered a structural reduction in the company’s cost base and accordingly, a significant improvement to EBITDA margin, ending the year at 2.6 percent on an adjusted basis. We are committed to sustaining these efficiencies and have established controls to provide visibility into resources and expenses across the company.

With the efficiency measures in place, we pivoted to the second phase of our transformation: driving growth. In this phase, we undertook several strategic initiatives to increase top-line results over the long term. They include a comprehensive strategy to deliver the full suite of Kelly solutions to large enterprise customers. This approach is transforming the culture, capabilities, and technology across each segment to serve the most critical accounts more efficiently and effectively. We are now executing this strategy with an initial set of focus accounts which represent a meaningful portion of the company’s revenue base. This approach will accelerate our progress on capturing share-of-wallet, shifting Kelly’s business mix, and optimizing expenses over a large subset of the business.

In Kelly’s Professional & Industrial segment, we implemented an enhanced localized delivery model to meet commercial and light industrial talent and customers where they are. Underpinning this model is a network of physical branch locations through which Kelly can more quickly address customer and talent needs, uncover deeper insights into local market dynamics, and stimulate greater collaboration among branch team members. The model continues to generate positive momentum, benefiting further from the Kelly Now mobile app. The app is now live nationwide and actively serving up tailored job opportunities in commercial and light industrial to thousands of highly qualified candidates.

“The change we set out to create within Kelly is no longer hypothetical; our transformation is delivering results. I am confident that the collective strength and resilience of Team Kelly will continue to propel us forward on our journey in 2024, as it has over the past 77 years.”

Peter Quigley, President and CEO

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Sharpening our Focus

We also took bold steps in 2023 to optimize Kelly’s portfolio of businesses and unlock capital in support of our specialty strategy. In November, Kelly entered into an agreement to sell its European staffing business for more than $100 million. The transaction, which closed in January, sharpens our focus on higher margin, higher growth MSP and RPO solutions globally, and specialty outcome-based and staffing services in North America. Furthermore, it accelerates our transformation efforts, boosting Kelly’s EBITDA margin to 3.0 percent on an adjusted basis entering 2024 – a step change from the company’s historical EBITDA margin average of approximately 2.0 percent.

Having added significant capital to Kelly’s available liquidity, we are redoubling our efforts to identify high-margin, high-growth inorganic opportunities. We remain committed to pursuing acquisitions in our Science, Engineering & Technology and Education segments – and more opportunistically, Outsourcing & Consulting. With a strong balance sheet, a disciplined approach to evaluating opportunities, and clear inorganic priorities, Kelly is poised to pursue deals in any macroeconomic environment.

Accelerating Profitable Growth

Through the decisive action and rapid progress, the Kelly team delivered in 2023, we have laid the groundwork for 2024 to be an inflection point in the company’s 77-year history. With the efficiency measures delivering sustained results and growth initiatives in the implementation phase, Kelly is well positioned to capture increased customer demand when the macroeconomic environment improves. While there is work to be done, we are confident that 2024 is the start of a new era of profitable growth – a year in which we will begin to reap the full benefits of our transformation and create value for all of Kelly’s stakeholders.

We extend our sincere appreciation to the members of Kelly’s board of directors, each of whom brings a diverse set of experiences and skills that have proven invaluable as we have executed this transformation. We are particularly appreciative of Donald Parfet, who concluded a five-year term as chairman of the board of directors in May. Kelly has benefited immensely from his guidance and insights as we have positioned the company for the future. We thank him for his leadership, and are grateful for his continued service on Kelly’s board as an independent director.

Finally, to Kelly’s shareholders: thank you for placing your trust in us. With our Noble Purpose as our guide, we look forward to realizing our collective ambitions and rewarding you for recognizing the value-creating potential of this great company.

With appreciation,

Terrence B. Larkin Chairman of the Board	Peter W. Quigley President and CEO

“After serving for more than a decade as a member of Kelly’s board of directors, I have never been more optimistic about the company’s future than I am today. I am grateful for the privilege to lead this board as chairman and work together with its distinguished members to carry out our responsibility to Kelly’s shareholders as the company accelerates forward into a new era of profitable growth.”

Terrence Larkin, Chairman of the Board

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Notice of Annual Meeting of Shareholders

2024 Annual Meeting of Shareholders

Date and Time:	Place:	Record Date:

Thursday, May 9, 2024 at 12:00 p.m., Eastern Daylight Time	Virtual Meeting: kellyservices.com	Close of Business, Eastern Daylight Time, March 21, 2024

Voting Matters	How to Vote

At the Annual Meeting, you
will be asked to consider
the following proposals

Proposal 1.

Election of nine Board-recommended director nominees

Proposal 2.

Advisory approval of the Company’s executive compensation

Proposal 3.

Amendment of the Company’s Restated Certificate of Incorporation to reflect updated Delaware law provisions permitting officer exculpation

Proposal 4.

Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year

Proposal 5.

Transaction of any other business as may properly come before the Meeting

	Online - www.envisionreports.com/kelyb	QR code - Scan and vote with your mobile device
	Calling - 1-800-652-VOTE (8683) Within the U.S., U.S. territories & Canada on a touch tone telephone	Mail - Return the signed proxy card

Proxies submitted online or by telephone must be received by 11:59 p.m., Central Daylight Time, on May 8, 2024. If you vote by mail, your proxy card must be received before the Annual Meeting.

Beneficial owners, who own shares through a bank, brokerage firm, or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the Internet, provided by the bank, broker, or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you may vote online, by telephone, or by mail.

If you were a holder of record of the Company’s Class B Common Stock at the close of business on the Record Date, March 21, 2024, you are entitled to vote at the Annual Meeting.

Please promptly submit your vote by internet, telephone, or by signing, dating, and returning the enclosed proxy card or voting instructions form in the postage-paid envelope provided so that your shares will be represented and voted at the meeting.

Thank you for your interest in Kelly.

By Order of the Board of Directors

VANESSA P. WILLIAMS

Corporate Secretary

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CEO and Other Named Executive Officers Pay Mix	50
Elements of Compensation for Named Executive Officers	51
2024 Executive Incentive Plans	52
Process for Determining Executive Compensation	52
Role of the Compensation and Talent Management Committee	52
Role of the Independent Compensation Consultant	52
Role of Management	52
Comparator Data	53
Senior Officer Performance Reviews and Succession Planning	54
Compensation Programs: Decisions and Actions in 2023	54
Base Salary	54
Annual Cash Incentive	55
Long-Term Incentives	57
Retirement Benefits	61
Health and Welfare Benefits	61
Perquisites	62
Senior Executive Severance Plan	62
Governance of Executive Compensation Programs	63
Executive Stock Ownership and Retention Requirements	63
Incentive Compensation Recovery (“Clawback”) Policy	63
Hedging and Pledging of Shares	63
Tax Considerations: Deductibility of Executive Compensation	63
Compensation and Talent Management Committee Report	64

2023 Executive Compensation Tables	65
Summary Compensation Table 2023	65
Grants of Plan-Based Awards 2023	66
Outstanding Equity Awards at Fiscal Year End 2023	67
Option Exercises and Stock Vested 2023	68
Nonqualified Deferred Compensation 2023	68
Potential Payments Upon Termination or Change In Control 2023	68
Summary of Potential Payments	68
Senior Executive Severance Plan	68
Treatment of Long-Term Incentive Awards	70

CEO Pay Ratio	73

Pay vs. Performance	74

Proposal 3: Amendment of the Company’s Restated Certificate of Incorporation to reflect updated Delaware law provisions permitting officer exculpation	77

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2024 Fiscal Year	79
Audit and Non-Audit Fees	79
Report of the Audit Committee	80

Questions and Answers About the Proxy Statement and the Annual Meeting	81

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. Please refer to the complete Proxy Statement and Kelly’s 2023 Annual Report before you vote.

2024 Annual Meeting of Shareholders Details

Date and Time	Place	Record Date
Thursday, May 9, 2024 at 12:00 p.m., Eastern Daylight Time	Virtual Meeting: kellyservices.com	Close of Business, Eastern Daylight Time, March 21, 2024

Voting

Class B Shareholders as of the Record Date are entitled to vote. Each share of Class B Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission

All holders of the Company’s Class A and Class B Common Stock are invited to attend the Annual Meeting of Shareholders.

Proxy Voting Roadmap

Proposal	Board Recommendations	Page

Proposal 1: Election of nine directors	FOR each nominee	14

Proposal 2: Advisory vote to approve the Company’s executive compensation	FOR	45

Proposal 3: Vote to approve Amendment and restatement of the Company’s Restated Certificate of Incorporation to reflect updated Delaware law provisions permitting officer exculpation	FOR	77

Proposal 4: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year	FOR	79

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Proxy Summary

Director Nominees

The following table provides summary information about each director nominee. Each director is elected annually by a plurality vote.

Name	Age	Director Since	Independent	Committees

Terrence B. Larkin Non-Executive Chairman of the Board	69	2010	●	N/A

Peter W. Quigley President and Chief Executive Officer (“CEO”)	62	2019		N/A

Gerald S. Adolph Director	70	2018	●	Audit, Compensation and Talent Management, Corporate Governance and Nominating (Chair)

George S. Corona Director	65	2017	●	N/A

Robert S. Cubbin Director	66	2014	●	Audit, Compensation and Talent Management (Chair), Corporate Governance and Nominating

Amala Duggirala Director	49	2022	●	Audit, Corporate Governance and Nominating

InaMarie F. Johnson Director	59	2022	●	Compensation and Talent Management, Corporate Governance and Nominating

Leslie A. Murphy Director	72	2008	●	Audit (Chair), Compensation and Talent Management

Donald R. Parfet Director	71	2004	●	N/A

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Proxy Summary

Corporate Governance Highlights

Kelly is committed to sound corporate governance as a means of enhancing long-term shareholder value. The following table summarizes certain of our governance practices and processes.

Independence	Accountability	Best Practices

● Majority independent Board (89%), including independent Chairman of the Board	● Annual election of all directors, including Chairman of the Board	● Robust director selection process resulting in diverse Board relative to gender, race, ethnicity, experience, and skills

● 100% Independent Board Committees	● Strong oversight of strategic planning, objectives, and financial performance including dedicated annual Board meeting focused on strategic planning	● Board attendance of 97.5% during 2023

● Diverse and highly skilled Board that provides a range of viewpoints	● Annual evaluation of CEO (including compensation) by independent directors	● Strong oversight of the integrity of the Company’s financial statements, as well as cybersecurity and Enterprise Risk Management (“ERM”) by the Board and Audit Committee

● Frequent executive sessions where independent directors meet without management and non-independent directors	● Annual Board and Committee self-evaluations and bi-annual peer review	● CEO and executive leadership succession planning and annual talent review of key and rising talent by the Board and Compensation and Talent Management Committee

● Director access to internal and external experts and advisors	● Annual review of corporate governance documents to align with best practices	● Policies prohibiting short-sales, hedging, pledging, and margin accounts

● No related-party transactions between the Company and members of the Board or senior management	● A longstanding Clawback Policy that applies to short-term and long-term incentive compensation plans for senior management	● Strong oversight of Environmental, Social and Governance (“ESG”) standards by the Board and Corporate Governance and Nominating Committee

	● Stock ownership requirements for directors and senior management	● Comprehensive orientation program for new directors and robust continuing education programs for Board

● Robust Code of Business Conduct and Ethics for the Board, senior management, and all employees that includes an annual certification requirement

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Proxy Summary

Meet Today’s Kelly

We’re building on 77 years of industry leadership.

A Year in Review

2023 marked a year of macroeconomic headwinds and challenging staffing market dynamics as employers in most sectors maintained a guarded approach to hiring and focused on retaining their current workforce amid ongoing economic uncertainty. In more resilient pockets of the economy, where employers need talent, the supply of candidates to fill open roles remains constrained. These dynamics put pressure on our business as the year progressed, and while we captured available growth opportunities, the macroeconomic effects became more noticeable in certain parts of our portfolio.

●	Our Education segment continued to report significant year-over-year growth driven by improved fill rates, strong demand from existing customers, and net new customer wins.

●	Our higher margin outcome-based solutions in our Professional & Industrial (“P&I”) segment delivered revenue growth as demand for these value-added solutions continues.

●

We continued to experience a deceleration in demand for temporary and permanent placement services as well as talent solutions, which impacted results in our P&I, Science, Engineering & Technology (“SET”) and Outsourcing & Consulting Group (“OCG”) segments.

●

We maintained a disciplined approach to managing expenses, including our transformation initiatives, while ensuring Kelly is well positioned to capture demand on the other side of the current economic cycle.

We remain focused on the future and are taking aggressive action on our transformation journey to improve Kelly’s profitability and accelerate growth over the long term. Since announcing the transformation in May, our business unit and enterprise function teams, together with the Transformation Management Office, made substantial progress on multiple initiatives to drive organizational efficiency and effectiveness. The actions taken to date include restructuring our full-time and in-house temporary employee headcount, and renegotiation of supplier agreements and real estate contracts to deliver structural cost savings.

We also committed to finding new avenues of growth, including a refreshed go-to-market strategy to deliver more Kelly solutions to our large enterprise customers to enhance our customer value as we move into 2024. Notwithstanding our focus on these enterprise customers, we remain committed to delivering the highest quality of service to customers regardless of spend or size. For example, we enhanced our local delivery model and rolled out our Kelly Now mobile application across the U.S to meet the needs of clients and talent.

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Proxy Summary

We completed the sale of our European staffing operations on January 2, 2024 and moved forward with a further streamlined operating model focused on North American staffing and solutions and global Managed Service Provider (“MSP”) and Recruitment Process Outsourcing (“RPO”) solutions.

Together these changes represent structural shifts in Kelly’s operations, delivering meaningful improvement to the Company’s EBITDA margin which we expect to continue into 2024 and beyond.

2023 Financial Highlights

Full Year 2023 Financial Summary

		Change Increase/(Decrease)
	Actual Results	As Reported	As Adjusted(2)

Revenue	$4.8B	(2.6%)	(2.6%)
		(3.2%) CC(1)	(3.2%) CC(1)

Gross Profit Rate	19.9%	(50) bps	(50) bps

Earnings from Operations	$24.3M	65.0%	1.2%
		73.8% CC(1)	2.8% CC(1)

Adjusted EBITDA	$109.4M		3.6%

Adjusted EBITDA Margin	2.3%		20 bps

(1)	Constant Currency (“CC”) represents year-over-year changes resulting from translating 2023 financial data into USD using 2022 exchange rates

(2)	See reconciliation of Non-GAAP Measures included in Form 8-K dated February 15, 2024

Portfolio Progress

Our M&A activities are shifting our portfolio.

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Proxy Summary

Our Operating Model Aligns to these Specialties (As Reported, by Business Unit)

Our priorities for each segment are clear.

Optimize Operations and Drive Efficiencies	Accelerate Organic and Inorganic Growth

Kelly Professional & Industrial Specialties ● Industrial ● Contact Center ● Office Clerical	$1.5B Revenue(1)	17.8% GP Rate(1)

North America

Kelly International(3) Specialties ● Life Sciences ● IT ● Finance ● Other Local Professional Niches	$0.9B Revenue(1)	15.1% GP Rate(1)

EMEA and Mexico

(1) Kelly size and margin profiles are based on 2023 full year results

(2) Managed Service Provider (“MSP”); Recruitment Process Outsourcing (“RPO”); Payroll Process Outsourcing (“PPO”)

(3) On January 2, 2024, Kelly announced that it completed the sale of its European staffing business within its International operating segment. Following the sale, the remaining business in the International segment was absorbed by the P&I, SET, and OCG segments, and the International segment no longer exists as a reportable segment.

Kelly Science, Engineering, Technology & Telecom Specialties ● Engineering ● Science & Clinical ● Technology ● Telecom	$1.2B Revenue(1)	22.8% GP Rate(1)

North America

Kelly Education Specialties ● K-12 ● Special Ed/Needs ● Tutoring ● Therapy Services ● Higher Education ● Executive Search	$0.8B Revenue(1)	15.3% GP Rate(1)

U.S

Kelly OCG Specialties ● MSP(2) ● RPO(2) ● PPO(2)	$0.5B Revenue(1)	36.0% GP Rate(1)

Global

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Proxy Summary

Select Awards and Recognitions

We’re the best company for business and talent to work with. We’ve been recognized around the world and across the spectrum for what we do.

Kelly Earns 2024 Military Friendly® Spouse Employer Designation

This marks the eighth year of recognition of the workforce solutions provider for its commitment to connecting veterans and their spouses to work in ways that enrich their lives.

Kelly Receives Excellence in Supplier Diversity Award from Great Lakes Women’s Business Council

The award honors corporate members that have successfully integrated supplier diversity and have meaningful results in certified Women Business Enterprise (WBE) spend.

Kelly Named a Top 100 Company for Hybrid Jobs by FlexJobs

Based on an analysis of approximately 58,000 companies and their hybrid job posting histories in the FlexJobs database between September 1, 2022, and August 31, 2023.

Kelly Named One of the World’s Best Companies by TIME Magazine

TIME and Statista named the 750 companies changing the world, based on a formula of revenue growth, employee-satisfaction surveys, and ESG data, and Kelly is on the list.

Kelly Named a 2023 MMSDC ACE Award Recipient for Professional Services & Staffing

The Michigan Minority Supplier Diversity Council’s ACE awards recognize the best of the minority business community as well as the corporations that advocate and contract with them.

KellyOCG Named to HRO Today’s EMEA RPO Baker’s Dozen List 2023

KellyOCG named to HRO Today’s EMEA RPO Baker’s Dozen list for the third year in a row. The Customer Satisfaction Ratings are based solely on feedback from buyers of the rated services.

KellyOCG Named to HRO Today’s APAC RPO Baker’s Dozen List 2023

KellyOCG named to HRO Today’s EMEA RPO Baker’s Dozen list for the third year in a row. The Customer Satisfaction Ratings are based solely on feedback from buyers of the rated services.

KellyOCG Named to HRO Today Enterprise RPO Baker’s Dozen List 2023

HRO Today is the premier global HR network and content community. The Baker’s Dozen Customer Satisfaction Ratings are based solely on feedback from buyers of the rated services.

Kelly Named a Global Champion for Supplier Diversity & Inclusion

Kelly received the highest level of recognition – platinum – for its commitment to inclusive supplier spending, policies, and procedures for the fifth consecutive year.

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Proxy Summary

Kelly Professional & Industrial Named a Contingent Staffing Leader by Everest Group

Among the business & professional staffing providers, Kelly earned the highest marks for vision and capability, which measure its ability to deliver services to clients successfully.

Kelly Engineering Named a Contingent Staffing Leader by Everest Group

Among the engineering staffing providers assessed, Kelly earned the highest marks for vision and capability, which measure its ability to deliver services to clients.

Kelly Technology Named US IT Contingent Staffing Services Major Contender by Everest Group

Kelly Technology’s strong capabilities in sourcing IT skills, combined with a diverse industry portfolio, helped to solidify its position as a Major Contender.

KellyOCG Named a Star Performer, Major Contender on Everest Group’s 2023 RPO PEAK Matrix®

KellyOCG’s timely investments in improving its regional coverage, technology capabilities and value-added strategic offerings creates a comprehensive service offering.

KellyOCG Named Services Procurement Leader, Star Performer on Everest Group’s 2023 PEAK Matrix®

KellyOCG’s services procurement portfolio sustained its growth momentum on the back of its consistent efforts to build capabilities across the entire value chain.

KellyOCG Named Contingent Workforce Management Leader on Everest Group’s 2023 PEAK Matrix®

KellyOCG continues to drive value for its clients building on its strong global presence and expertise in catering to diverse client needs across geographies, job categories, and industries.

Kelly Wins Global Impact Sourcing Award Given by IAOP

The prestigious award recognizes organizations that made a significant impact through the practice of intentional employment of people from socio-economically disadvantaged backgrounds.

Kelly Named to 2023 IAOP Global Outsourcing 100 List

The International Association of Outsourcing Professionals (IAOP is the global standard-setting association and advocate for outsourcing professionals and the organizations they support.

Kelly One of the Largest Staffing Firms Globally Kelly is one of the largest staffing firms globally, according to the 2023 ranking by Staffing Industry Analysts (SIA).

A complete list of the Company’s awards and recognitions is available on kellyservices.com.

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Proxy Summary

Executive Compensation Highlights

●	Align pay with performance using balanced performance measures that are linked to strategic business objectives in short- and long-term incentives

●	Align executive compensation with shareholder returns through performance-based equity incentive awards

●	Annual review of performance measures and goals for our short- and long-term incentive plans by the independent Compensation and Talent Management Committee to ensure we use diversified measures with challenging, but attainable targets

●	Require the achievement of a minimum acceptable level of financial performance for any payment to be made pursuant to the Short-Term Incentive Plan (“STIP”) and include caps on payouts

●	Require stock ownership and retention of a portion of equity-based awards by senior officers

●	Hold an annual “say-on-pay” shareholder advisory vote on executive compensation

●	Retain an independent executive compensation consultant to the Compensation and Talent Management Committee

●	Regular review of executive compensation governance market practices, particularly when considering the adoption of new practices or changes in existing programs or policies

●	Conduct annual assessments of any potential risks in our incentive compensation programs and policies and related internal controls

●	Annually review with the Compensation and Talent Management Committee share utilization resulting from our compensation practices

●	Provide for the forfeiture of equity awards upon certain restrictive covenant breaches and other actions constituting cause for termination

●	Maintain an insider trading policy that requires directors, senior officers, and other designated officers of the Company to contact our General Counsel and Corporate Secretary prior to sales or purchases of common stock

●	Maintain a double trigger for the accelerated vesting provisions under the Equity Incentive Plan (“EIP”) and the Senior Executive Severance Plan

●	Condition severance benefits for senior officers on compliance with restrictive covenants

●	Provide employment agreements for senior officers (except where standard local practice)

●	Guarantee bonus arrangements with our senior officers

●	Allow directors or senior officers to engage in hedging or pledging of Company securities

●	Allow the repricing or backdating of equity awards

●	Pay dividend equivalents on restricted stock units before achievement of performance hurdle and completion of vesting period
●	Pay dividends on performance share awards

●	Provide tax reimbursements for perquisites or tax gross-ups for excise taxes incurred upon change-in-control

●	Grant incentive awards to senior officers that are not subject to the Company’s Incentive Compensation Recovery (“Clawback”) Policy

●	Accrue additional retirement benefits under any supplemental executive retirement plans (“SERPs”)

●	Provide excessive perquisites

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Proposal 1 – Election of Directors

The Board of Directors nominated nine individuals for election as directors at the Annual Meeting, each to serve for one year and until his or her successor is elected and qualified. Each of our director nominees currently serves on the Board and was elected to a one-year term at the 2023 Annual Meeting of Shareholders.

Directors will be elected by a plurality of the votes cast by holders of Class B Common Stock who are present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Our controlling shareholder, the Terrence E. Adderley Revocable Trust K (“Trust K”), has indicated its support and intention to vote for each of the director nominees.

We do not contemplate that any of the nominees will be unavailable to serve at the time of the Annual Meeting. In that event, however, the persons named in the enclosed form of proxy may vote for the election of a substitute selected by the Board or the Board may reduce its size.

Director Independence

The Board’s Corporate Governance Principles include guidelines for director independence that conform to the listing standards of the Nasdaq Global Market (“Nasdaq”) on which the Company’s common stock is listed and provide that a majority of the Board be comprised of independent directors. Annually, Kelly’s Corporate Governance and Nominating Committee evaluates and makes recommendations to the Board concerning the independence of each director and director nominee, evaluating any relationship with the Company or its competitors, suppliers, customers, service providers, or others that might be construed as an actual or potential conflict of interest.

On February 14, 2024, our Board affirmatively determined that directors Gerald S. Adolph, George S. Corona, Robert S. Cubbin, Amala Duggirala, InaMarie F. Johnson, Terrence B. Larkin, Leslie A. Murphy, and Donald R. Parfet, representing a majority of the Board, are independent.

Board Nominees

Each of our director nominees has been recommended for election by our Corporate Governance and Nominating Committee and nominated by our Board. They are seasoned leaders with an array of diverse leadership experience in public and private companies, nonprofit organizations, and other businesses. They represent diverse backgrounds, experiences, skills, personal attributes, and viewpoints.

The Board believes that this diversity strengthens the Board’s ability to carry out its oversight role on behalf of shareholders and is proud of the Company’s long history of having at least three directors who are women on the Board for the past 15 years. While we do not have a formal diversity policy, the Board will continue to build upon its diversity in connection with future Board membership.

For each of the nine director nominees standing for election, the following pages set forth certain biographical information, including a description of their principal occupation, business experience, and the primary qualifications, experience, skills, and attributes that the Corporate Governance and Nominating Committee considered in recommending them as director nominees, as well as the Board committees on which each director nominee will serve as of the 2024 Annual Meeting. The charts on diversity, independence, age, tenure, skills, experience, and attributes assume that all director nominees are elected as directors at the Annual Meeting. Age and tenure for each director nominee is effective as of April 15, 2024.

Board Composition

The Corporate Governance and Nominating Committee is responsible for identifying and recommending to the Board qualified candidates for Board membership as well as assessing the experience and skills of the Company’s current directors. The Committee regularly reviews the mix of individual qualifications, experience, skills, and attributes of incumbent directors to assess overall Board composition and define Board succession goals. This includes identifying areas of opportunity, specifically concerning the need to refresh the Board with new members with expertise and experience that would enhance the overall strength of the current Board and the ability of the Company to execute its long-term strategic plan. Ongoing strategic Board succession planning ensures that the Board continues to maintain an appropriate mix of objectivity, skills, and experiences to provide fresh perspectives and effective oversight and guidance to management while leveraging the institutional knowledge and historical perspective of our longer-tenured directors. The Committee’s goal is to build an

14

Proposal 1: Election of Directors

effective and well-functioning Board with diverse perspectives and viewpoints that is responsive to the current and anticipated needs of the Company and the long-term interests of shareholders.

The Committee considers the following core qualifications for Board composition that are critical to the success of our business:

●	demonstrated leadership skills and understanding of the complexities of business organizations;

●	the highest personal and professional ethics, integrity, and values;

●	objectivity and independence of thought and leadership;

●	strength of character and sound judgment;

●	strong interpersonal and communication skills; and

●	highly accomplished in his or her respective field.

Director candidates must also have a willingness to devote sufficient time to discharge their duties, taking into consideration principal occupation, memberships on other boards, attendance at Board and committee meetings, and other responsibilities. In addition, director candidates must have an intention to serve an appropriate length of time to make a meaningful contribution to the Company and the Board. Each of our director nominees demonstrates the core qualifications listed here.

The Committee also considers specific criteria as provided below, that varies from time to time based on the Company’s current and future priorities and needs, and the balance of the candidate’s experiences, skills, and attributes with those of other members of the Board, as illustrated in our Board Composition Matrix on the next page. As the Company continues to drive profitable growth in its areas of specialization, the Committee considers the following experiences and skills:

●

Executive Leadership, experience as a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, or substantially equivalent level executive officer of a complex organization such as a corporation, university, or major unit of government or a professional who regularly advises such organizations.

●

Transformation, successful leadership of large-scale transformations, including cultural evolutions, restructuring, and enhancing organizational design to improve effectiveness, and drive profitable growth.

●	Innovation, proven experience turning new ideas and technologies into assets that transform businesses.

●

Industry, including experience in the staffing or business services industry, the Company’s specialty businesses, or experience in human capital management including talent/workforce solutions; diversity, equity, and inclusion; organizational behavior; and compensation and benefits.

●

Technology, Digitization, and Cybersecurity, experience in the high-level planning and execution of business initiatives through the use of technology and digitization to build business efficiencies and competitive advantage.

●	Financial Acumen, the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

●

Financial Expert, including financial and/or accounting expertise, generally, and as necessary to fulfill the financial requirements of NASDAQ and the Securities and Exchange Commission (education and experience as CFO, finance/accounting executive, public accountant or auditor, or person performing similar functions).

●	Risk Management, experience identifying, evaluating, and managing corporate risk, ability to address and mitigate material risks.

●

Legal or Corporate Governance, experience with legal issues impacting large organizations and governance and fiduciary matters that impact boards, such as service on public boards and board committees, or as legal or governance executives of other large public companies.

●

ESG and Sustainability, experience with the development and oversight of an effective corporate responsibility strategy, initiatives, and practices that include social, climate and environmental initiatives.

●

Mergers & Acquisitions, experience implementing organic and inorganic strategies to promote growth, identifying acquisition and business combination targets, analyzing cultural and strategic fit, and oversight of successful integration.

In determining whether to recommend a director for re-nomination, the Committee also considers the director’s recent contributions and potential for continuing contributions to the work of the Board.

15

Proposal 1: Election of Directors

Board Composition Matrix (2024)

Director Nominees

Specific Experience and Skills (May vary based on current and future Company priorities/needs)	Larkin COB	Quigley CEO	Adolph Gov Chair	Corona Dir	Cubbin Comp Chair	Duggirala Dir	Johnson Dir	Murphy Audit Chair	Parfet Dir

Executive Leadership	●	●	●	●	●	●	●	●	●

Transformations	●	●	●		●	●	●	●	●

Innovation		●	●	●	●	●	●		●

Industry		●	●	●	●	●	●	●	●

Technology, Digitization, and Cybersecurity		●	●	●		●	●	●

Financial Acumen	●	●	●	●	●	●	●	●	●

Financial Expert					●			●

Risk Management	●	●		●	●	●	●	●

Legal or Corporate Governance	●	●	●		●	●		●	●

ESG & Sustainability		●	●			●	●

Mergers & Acquisitions	●	●	●	●	●	●	●	●	●

Other Public Board Experience (other than Kelly)

Audit Committee			●		●	●		●	●

Compensation Committee			●		●			●	●

Governance & Nominating Committee			●					●	●

Tenure and Independence

Board Tenure (years)	13	4	6	6	9	2	2	16	19

Independence	●		●	●	●	●	●	●	●

Demographics

Age	69	62	70	65	66	49	59	72	71

Gender Identity	M	M	M	M	M	F	F	F	M

African American or Black			●				●

Alaskan Native or American Indian

Asian						●

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	●	●		●	●			●	●

Two or More Races or Ethnicities

LGBTQ+

Did Not Disclose Demographic Background

16

Proposal 1: Election of Directors

Director Qualifications and Experience

Out of 9 Directors

9	Executive Leadership

8	Transformations

7	Innovation

8	Industry

6	Technology, Digitization, and Cybersecurity

9	Financial Acumen

2	Financial Expert

7	Risk Management

7	Legal or Corporate Governance

4	ESG & Sustainability

9	Mergers & Acquisitions

Board Diversity

17

Proposal 1: Election of Directors

Biographical Information About Director Nominees

Board Committees

● None

Principal Occupation and Directorships

● Executive Vice President, Business Development, General Counsel and Corporate Secretary, Lear Corporation (2008 - 2020)

Education

● Wayne State University Law School, JD cum laude

● Michigan State University, BA (High Honors), Finance

Mr. Larkin is an attorney with 28 years of experience in a business law practice. In 2022 he served as chair of the Governance and Nominating Committee and in May 2023 he was appointed to serve as Chairman of the Board. He retired in January 2020 as a member of the senior management team of a global manufacturing company with responsibility for legal affairs, internal audit, and global business development for mergers, acquisitions, and joint ventures. Mr. Larkin currently serves on the board of three not-for-profit organizations and one for-profit private corporation. He brings to the Board a valuable combination of complex problem-solving skills, legal and governance expertise, and global experience.

Specific Experience and Skills ● Executive Leadership ● Transformations ● Financial Acumen ● Risk Management ● Legal/Corporate Governance ● Mergers & Acquisitions

Board Committees

● None

Principal Occupation and Directorships

● President and Chief Executive Officer, Kelly Services, Inc. (2019 - present)

● Executive Vice President, President of Global Staffing and General Manager of IT, Global Service, and Global Business Services, Kelly Services, Inc. (2017 - 2019)

● Senior Vice President, General Counsel, Chief Administrative Officer and Assistant Secretary, Kelly Services, Inc. (2015 - 2017)

Education

● National Law Center at George Washington University, JD

● University of Michigan, BA

Mr. Quigley was appointed President and Chief Executive Officer of Kelly in October 2019. He has more than 20 years of experience in a variety of roles at Kelly and has served as an officer of the Company since 2004. Prior to joining Kelly, Mr. Quigley held a variety of roles at Lucent Technologies and AT&T Corporation. Mr. Quigley also serves on the Boards of the American Staffing Association, Detroit Regional Chamber, Business Leaders for Michigan, and the Detroit Economic Club. He brings to the Board his leadership experience and extensive knowledge of the Company’s business.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Innovation

● Industry

● Technology/Digitization/

  Cybersecurity

● Financial Acumen

● Risk Management

● Legal/Corporate Governance

● ESG/Sustainability

● Mergers & Acquisitions

18

Proposal 1: Election of Directors

Board Committees

● Audit

● Compensation and Talent Management

● Corporate Governance and Nominating (Chair)

Principal Occupation and Directorships

● Director, NAACP Legal Defense and Education Fund (1998 - present)

● Director, Cintas Corporation (2006 - present)

● Director Abt Associates (2020 - present)

● Board Chair, Cardinal Spellman High School Board (2022 - present)

● Trustee, Cardinal Spellman High School Board (2010 - 2022)

● Senior Partner and other executive positions, Booz & Co. (1981 - 2016)

Education

● Harvard Business School, MBA

● Massachusetts Institute of Technology, MS, Chemical Engineering

● Massachusetts Institute of Technology, BS, Management Science (Concentration in Organizational Psychology)

● Massachusetts Institute of Technology, BS, Chemical Engineering

Mr. Adolph joined our Board in March 2018 with over 35 years of experience in growth strategy, mergers and acquisitions, and technology-driven industry changes. He also has governance experience through his past service on the board of Booz & Co. and current service on the boards of Cintas Corp., where he chairs the compensation committee, and the NAACP Legal Defense and Education Fund, where he served as co-chair from 2011 to 2021. Mr. Adolph is a founding board member of Black Economic Alliance and served as a director from 2017 to 2020. He also serves on the board of Abt Associates. His extensive business expertise, strategic perspective, and strong leadership skills make him a valued contributor to the Board.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Innovation

● Industry

● Technology/Digitization/

  Cybersecurity

● Financial Acumen

● Legal/Corporate Governance

● ESG/Sustainability

● Mergers & Acquisitions

Board Committees

● None

Principal Occupation and Directorships

● President and Chief Executive Officer, Kelly Services, Inc. (2017-2019)

● Executive Vice President and Chief Operating Officer, Kelly Services, Inc. (2009 - 2017)

Education

● Oakland University, MBA

● Wayne State University, BSBA

Mr. Corona served as President and Chief Executive Officer of Kelly from May 2017 until his retirement in September 2019. He had more than 20 years of experience in a variety of executive roles with Kelly, including eight years as Executive Vice President and Chief Operating Officer. Prior to joining Kelly in 1994, he held management roles at Digital Equipment Professional Services Group and Burroughs Corporation. Mr. Corona also serves on the boards of several not-for-profit organizations. He brings to the Board significant knowledge of the Company and executive leadership experience.

Specific Experience and Skills ● Executive Leadership ● Innovation ● Industry ● Technology/Digitization/ Cybersecurity ● Financial Acumen ● Risk Management ● Mergers & Acquisitions

19

Proposal 1: Election of Directors

Board Committees

● Audit

● Compensation and Talent Management (Chair)

● Corporate Governance and Nominating

Principal Occupation and Directorships

● Director, Huntington Bancshares Incorporated (2017 – 2023)

● Director, First Merit Corporation (2013 – 2017)

● President and Chief Executive Officer, Meadowbrook Insurance Group, Inc. (2002 – 2016)

Education

● Detroit College of Law, JD

● Wayne State University, BA, Psychology

Mr. Cubbin is an attorney with 31 years of experience in insurance law. In 2016, he retired as President and Chief Executive Officer following a 30-year career with Meadowbrook Insurance Group. He previously served on the board of directors of three large publicly held companies. Mr. Cubbin is an experienced director with broad-ranging experience in legal, insurance, management, accounting, actuarial, investment, underwriting, reinsurance, and claims. The Board determined that Mr. Cubbin qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations.

Specific Experience and Skills ● Executive Leadership ● Transformations ● Innovation ● Industry ● Financial Expert ● Risk Management ● Legal/Corporate Governance ● Mergers & Acquisitions

Board Committees

● Audit

● Corporate Governance and Nominating

Principal Occupation and Directorships

● Executive Vice President and Chief Information Officer, United Services Automobile Association (USAA) (2022 – present)

● Senior Executive Vice President, Chief Operations and Technology Officer, Regions Financial Corporation (2017 – 2021)

● Director, Innovation Depot (2021)

● Director, Regions Bank (2019 – 2022)

● Director, Techbridge, Inc. (2016 - 2020)

Education

● Columbia University, MS, Technology Management

● University of Nebraska at Omaha, MBA, International Business

● Osmania University, BS, Electronics and Communications Engineering

Ms. Duggirala joined our Board in January 2022 with more than 24 years of leadership experience with global organizations. She is a renowned digital transformation and technology strategist with skills in large-scale strategic product delivery, technical innovation, and complex financial management. She brings to the Board a wealth of knowledge in integrations, strategic planning, product development, operations, engineering, data management, and cybersecurity. Ms. Duggirala has significant cybersecurity experience from working in a variety of information technology and data analytics roles, including Chief Operations and Technology Officer at Regions Bank and Chief Technology Officer at other large fintech firms. In 2022, Ms. Duggirala received the esteemed Outstanding 50 Asian Americans in Business Award.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Innovation

● Industry

● Technology/Digitization/

  Cybersecurity

● Financial Acumen

● Risk Management

● Legal/Corporate Governance

● ESG/Sustainability

● Mergers & Acquisitions

20

Proposal 1: Election of Directors

Board Committees

● Compensation and Talent Management

● Corporate Governance and Nominating

Principal Occupation and Directorships

● President and CEO, IMJ Consulting, LLC (2023 - present)

● Chief People and Diversity Officer, Zendesk, Inc. (2018 - 2022)

● Senior Vice President and Chief Human Resources Officer, Plantronics, Inc. (2015 - 2018)

● Director, Entrepreneurship for All (EforAll) (2020 – present)

● Member of CNBC’s Workforce Executive Council (2021 – present)

Education

● John F. Kennedy University, MA, Organizational Development and Management

● University of California, BA, Social Sciences (Emphasis in Human Resources Management)

Ms. Johnson joined our Board in January 2022 with more than 30 years of experience in strategy transformation, human capital management, and operational excellence in multiple industries. She is an accomplished human capital transformational leader championing initiatives that transform the mindsets and behaviors that shape a culture. Ms. Johnson has extensive human capital management experience acquired from her previous HR leadership roles with several large organizations. Her expertise in organizational development and management provides the Board with a fundamental view on employee experience, talent acquisition, development, and diversity, equity, and inclusion. Ms. Johnson was recognized by The California Diversity Council as one of California’s Most Powerful & Influential Women.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Innovation

● Industry

● Technology/Digitization/

  Cybersecurity

● Financial Acumen

● Risk Management

● ESG/Sustainability

● Mergers & Acquisitions

Board Committees

● Audit (Chair)

● Compensation and Talent Management

Principal Occupation and Directorships

● President and CEO, Murphy Consulting, Inc. (2008 - present)

● Certified Public Accountant

● Member of AICPA’s Governing Council (2000 - present)

● Member of NACD Advisory Councils on Audit Committee Issues and Risk Oversight (2012 - present)

● Director, Detroit Legal News Company (2012 - present)

Education

● University of Michigan, BBA, Accounting

Ms. Murphy is a certified public accountant, former chair of the American Institute of Certified Public Accountants, and former Group Managing Partner of Plante & Moran, LLP, a national accounting firm. The Board determined that Ms. Murphy qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and has the leadership skills to chair the Audit Committee. She brings to the Board analytical capability, understanding of the economics and strategic elements of business, and expertise in enterprise risk management and cyber security. In honor of her dedication to the highest standards of director education and ongoing learning, Ms. Murphy has received both the NACD Directorship Certification and the American Institute of Certified Public Accountants’ (AICPA) Cybersecurity Fundamentals for Finance and Accounting Professionals certification.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Industry

● Technology/Digitization/

  Cybersecurity

● Financial Acumen

● Financial Expert

● Risk Management

● Legal/Corporate Governance

● Mergers & Acquisitions

21

Proposal 1: Election of Directors

Board Committees

● None

Principal Occupation and Directorships

● Managing Director, Apjohn Group, LLC (2001 - present)

● General Partner, Apjohn Ventures Fund (2003 - present)

● General Partner, Apjohn Ventures Annex Fund (2010 - 2022)

● Director, Rockwell Automation, Inc. (2008 - present)

● Director, MASCO Corporation (2012 - present)

● Director, Sierra Oncology Inc. (2015 - 2019)

Education

● University of Michigan, MBA, Finance

● University of Arizona, BA, Economics

Mr. Parfet served as Chairman of the Board from 2018 – 2023 and served as the Board’s Lead Director from 2012 – 2018. He currently leads a business development company and a venture capital firm focused on the development of emerging medicines. He also serves as a director of two large publicly held companies and is a director and Trustee of several charitable and civic organizations. Mr. Parfet brings to the Board extensive financial and operating experience as an executive with responsibilities for numerous global businesses.

Specific Experience and Skills ● Executive Leadership ● Transformations ● Innovation ● Industry ● Financial Acumen ● Legal/Corporate Governance ● Mergers & Acquisitions

22

Corporate Governance

Compliance with Nasdaq Independence Standards for Non-Controlled Companies

Nasdaq, where the Company’s common stock is listed, established exemptions from its governance requirements for “controlled companies,” defined as companies in which a single person, entity, or group holds more than 50% of the voting power for the election of its directors. The Company is a “controlled company” because Trust K, discussed below, has the power to vote approximately 94.5% of the Company’s outstanding shares of Class B Common Stock.

In keeping with the Company’s historic recognition of the importance of having a majority of independent directors, the Company elected to comply voluntarily with all the Nasdaq listing standards that otherwise do not apply to controlled companies. Thus, a majority of the Board are independent directors and all members of the three Board Committees, Audit, Compensation and Talent Management, and Corporate Governance and Nominating, are independent.

Prior to his death in October 2018, Terence E. Adderley, our former Chairman, was the trustee of Trust K. Upon his death, Trust K became irrevocable and, in accordance with the provisions of the trust, Andrew H. Curoe, David M. Hempstead, and William U. Parfet were appointed as successor trustees (the “co-trustees”). The co-trustees act by a majority vote when making investment decisions with respect to the voting shares held by Trust K. The co-trustees, acting as a majority, have sole voting and investment authority over Trust K and cannot be removed or replaced by the beneficiaries of Trust K.

William U. Parfet, a co-trustee, is the brother of Donald R. Parfet, director and former Chairman of the Board. In determining that Donald R. Parfet is an independent director, the Board considered, among other things, that Donald R. Parfet and William U. Parfet are financially independent of one another, that the co-trustees are required to act by majority vote and that none of the co-trustees serves as an officer or director of the Company or has any personal financial interest in Trust K that could benefit from actions taken by the Board.

Role of the Board of Directors

The Board bears responsibility for the oversight of management on behalf of shareholders to ensure long-term value creation. The Board oversees and provides guidance for the Company’s business, property, and affairs. On an ongoing basis, the Board oversees management’s development and implementation of the Company’s strategy and business planning process, and monitors performance relative to the achievement of those plans. The Board sets the tone at the top to support a corporate culture that emphasizes ethical standards, professionalism, integrity, and compliance. The Board and its committees consider long-range strategic issues and material risks facing the Company, together with management’s actions to address and mitigate these risks; oversee corporate policies and processes to promote and maintain the integrity of the Company’s financial reporting and controls, legal and ethical compliance, and relationships with customers and suppliers; review the Company’s environmental, social and governance (“ESG”) and sustainability practices and strategies; and provide oversight relative to the compensation of senior management, leadership development, and management succession planning.

As part of its oversight of the strategic direction of the Company, senior leadership presents to the Board at the beginning of each year the annual business plans for each business unit and the consolidated annual business plan for the Company as a whole. At each subsequent meeting throughout the year, management shares quarterly performance results for each business unit and the whole Company, and the Board benchmarks these outcomes to the annual plans. Each year, the Board engages in a two-day offsite strategic planning meeting with management where it conducts a comprehensive review and discussion of the Company’s strategic direction and goals over the short-, medium-, and long-term, as well as management’s plans to achieve such goals. At least twice each year, the business unit presidents provide an in-depth review and update of their businesses to the Board, which includes a review of the strategic goals of the business and business performance relative to business strategy.

Board Leadership and Governance Structure

The Company’s Board structure affords independent Board leadership and the flexibility to ensure a diverse, independent and effective Board. At the present time, the roles of the Chairman of the Board and the Chief Executive Officer are separate, with the Chairman being an independent director, which provides independent Board leadership and allows the Chief Executive Officer to concentrate on the Company’s business. Terrence B. Larkin serves as Chairman of the Board and Peter W. Quigley serves as Chief Executive Officer.

23

Corporate Governance

The Chairman of the Board’s duties include consulting with and advising our Chief Executive Officer, presiding over meetings of the Board and, together with our Chief Executive Officer, presiding over meetings of shareholders. The Chairman of the Board’s duties also include providing effective leadership to the Board including ongoing monitoring of its performance, compliance with governance requirements and best practices, serving as liaison among the Chief Executive Officer and the independent directors, establishing the annual schedule for Board meetings (in consultation with the Chief Executive Officer), developing and approving agendas for Board meetings, working with the Chief Executive Officer to ensure that information flows to the Board to facilitate understanding of, and discussion regarding, matters of interest or concern to the Board, approving the information sent to the Board for meetings, establishing the schedule and agendas for and presiding over meetings of the independent directors in executive session, providing feedback to the Chief Executive Officer on those executive sessions, authority to call and preside over special meetings of the Board, and facilitating discussions among directors on key issues outside of Board meetings.

In the event that the Chairman of the Board is not an independent director, the Company’s Corporate Governance Principles provide that the independent directors will elect one of their number to serve as Lead Director and fulfill many of the Chairman of the Board’s current responsibilities.

The Chief Executive Officer is responsible for managing the business and affairs of the Company, subject to the oversight of the Board. The Chief Executive Officer’s duties include: providing leadership to the Company’s management team; developing and presenting to the Board the Company’s strategy and long-term plans, medium-term plans and annual budgets, and within this framework, the performance of the business; complying with legal and corporate governance requirements, making recommendations on the appointment and compensation of executive officers, management development, and succession planning; representing the Company externally; consulting with the Chairman of the Board about developments in the Company; and communicating with all directors about key issues outside of Board meetings.

Committees of the Board

The Board has established three standing committees: Audit Committee, Compensation and Talent Management Committee, and Corporate Governance and Nominating Committee. Each committee functions under a written charter adopted by the Board, which is available on the Company’s website at kellyservices.com or to any shareholder who requests a copy. The members, responsibilities, and the number of meetings each of these committees held in 2023 are shown below.

Audit Committee All Independent	Compensation and Talent Management Committee All Independent	Corporate Governance and Nominating Committee All Independent

24

Corporate Governance

Audit Committee

Key Responsibilities:

● Oversees and reports to the Board with respect to the quality, integrity, and effectiveness of the Company’s financial statements, accounting, and financial reporting processes, and audits of the financial statements and internal controls over financial reporting

● Appoints, compensates, and evaluates the qualifications, independence, and performance of the independent auditor

● Oversees the performance of the internal audit function, including the Chief Audit Executive (“CAE”)

● Oversees the Company’s Enterprise Risk Management Program

● Reviews and discusses with management the Company’s major financial, security, and cybersecurity risk exposures, artificial intelligence and the steps management take to monitor and control such exposures

● Monitors the Company’s compliance with legal and regulatory requirements

● Oversees sustainability/ESG disclosures, controls, processes, and assurance

● Reviews and approves related party transactions

● Serves as the Company’s Qualified Legal Compliance Committee with respect to reports of potential material violations by the Company or its officers, directors, employees, or agents, of applicable U.S. federal or state law or fiduciary duty arising under such law, and of the Company’s policies including the Code of Business Conduct and Ethics

● Reviews and approves Internal Audit’s budget and resource plan

● Regularly holds separate sessions with Kelly’s management, internal audit, and its independent auditor

The Board unanimously determined that each member of the Audit Committee meets Nasdaq’s “financial sophistication” requirements and that Mr. Cubbin and Ms. Murphy each has the financial education and experience to qualify as an “Audit Committee financial expert” within the meaning of SEC regulations.

Members: All Independent ● Leslie A. Murphy (Chair) ● Gerald S. Adolph ● Robert S. Cubbin ● Amala Duggirala Meetings in 2023: 4

Compensation and Talent Management Committee

Key Responsibilities:

● Develops the Company’s compensation philosophy

● Designs and administers the Company’s executive compensation programs and policies aligned with business and compensation objectives

● Determines annually, for senior officers (including the CEO), corporate and business unit goals and establishes the level of performance that must be achieved for each

● Evaluates and determines the compensation of the CEO, senior officers, and Section 16 officers

● Reviews stock ownership requirements for senior officers and Board members and compliance with the requirements

● Reviews and makes recommendations to the Board concerning director compensation

● Reviews and advises the Board concerning CEO and senior officer succession planning and developmental opportunities

Members: All Independent ● Robert S. Cubbin (Chair) ● Gerald S. Adolph ● InaMarie F. Johnson ● Leslie A. Murphy Meetings in 2023: 4

25

Corporate Governance

● Reviews and makes recommendations to the Company’s ESG Strategy and related risk management policies and procedures relative to human capital management

● Appoints, compensates and oversees the work performed by an independent compensation or legal advisor

● Oversees the Company’s strategies, initiatives, and programs related to human capital management and determines their effectiveness, including with respect to diversity, equity, and inclusion, workplace and culture, benefits and well-being, employee engagement, performance management, and talent recruitment, development, and retention

Compensation and Talent Management Committee Interlocks and Insider Participation

During 2023, none of the Company’s executive officers served on the Board of Directors of any entities whose directors or officers served on the Company’s Compensation and Talent Management Committee. No current or past executive officers of the Company or its subsidiaries serve on the Compensation and Talent Management Committee.

Corporate Governance and Nominating Committee

Key Responsibilities:

● Develops and oversees compliance with the Company’s Corporate Governance Principles

● Reviews and makes recommendations to the Board with respect to corporate governance matters generally

● Engages in succession planning for our Board of Directors

● Makes recommendations to the Board regarding the size, composition, and leadership structure of the Board and its committees

● Identifies and assesses the independence, backgrounds, and skills required for members of the Board and Board committees

● Identifies, considers, and recommends, consistent with criteria approved by the Board, qualified candidates for election as directors, including the slate of directors to be nominated by the Board for election at the Company’s Annual Meeting

● Oversees the orientation and education of new directors

● Facilitates the annual assessment of the performance of the Board and its committees, as well as the director peer review

● Oversees and periodically reports to the Board on matters concerning the Company’s Corporate ESG Strategy including corporate responsibility and sustainability performance

● Reviews and makes recommendations to the Board regarding corporate governance trends, best practices, and regulations applicable to the corporate governance of the Company

Members: All Independent ● Gerald S. Adolph (Chair) ● Robert S. Cubbin ● Amala Duggirala ● InaMarie F. Johnson Meetings in 2023: 4

26

Corporate Governance

Risk Governance and Oversight

Risk is inherent in business, and while management is responsible for managing risk, the Board’s oversight, assessment, and decisions regarding risks occur in conjunction with the other activities of the Board and its committees.

Risk Governance and Oversight Responsibilities

Board of Directors

Oversees mission critical risks to the Company, including strategic issues and risks, as well as management’s actions to address and mitigate those risks. The Board receives reports at regular Board meetings from the committee chairs regarding committees’ risk oversight activities. These reports and Board attention focus on risk management strategy and risks of greatest significance and seek to ensure that risks assumed by the Company are consistent with the Company’s risk tolerance and risk appetite. Risk oversight is also addressed as part of the full Board’s regular oversight of strategic planning.

Audit Committee	Compensation and Talent Management Committee	Corporate Governance and Nominating Committee

● Provides oversight of risks, and management’s mitigations of same, that could have a financial impact, such as financial reporting and disclosure, accounting practices, internal controls, conflicts of interest, compliance with legal and regulatory requirements, and cybersecurity

● Oversees the Company’s overall risk management governance structure, risk assessment, and enterprise risk management processes

● Oversees risks associated with information technology security, cybersecurity, artificial intelligence, and data privacy, and breach preparedness and response plans

● Reviews all quarterly and annual reports, including any disclosure of risk factors affecting the business

● Oversees the performance of the Company’s Internal Audit function including Chief Audit Executive (“CAE”)

● Reviews and approves Internal Audit’s budget and resource plan

● Monitors the qualifications, performance, and independence of the Company’s independent auditors

● Oversees our compensation plans, policies, and practices to ensure alignment with our Executive Compensation Risk Assessment Framework and reports to the Board any compensation program that is reasonably likely to have a material adverse effect on the Company

● Together with the Committee’s independent consultant, provides input to management regarding their annual assessment of potential risks created by our compensation plans, policies, and practices

● Sets performance goals under our annual and long-term incentive plans that provide an appropriate balance between the achievement of short- and long-term performance objectives, with emphasis on managing the sustainability of the business and mitigation of risk

● Manages risk associated with CEO and senior officer succession planning

● Oversees management of risks related to the Company’s human capital

● Oversees the Company’s Clawback Policy

● Manages risk associated with governance issues, such as the independence, skills, experience and diversity of the Board and its committees, Board and committee effectiveness and organization, corporate governance, and director succession planning

● Maintains Corporate Governance Principles and procedures designed to assure compliance with all applicable legal and regulatory requirements and governance standards and the Company’s Code of Business Conduct and Ethics and Insider Trading Policy

● Annually reviews the Company’s ESG Strategy, initiatives, and policies and monitors associated risk (including reputational)

● Oversees emergency succession planning for the CEO and Chairman

● Oversees the orientation and education of directors to ensure clear understanding of their Board responsibilities and recommends continuing education programs, as appropriate.

27

Corporate Governance

Management

Management assesses and manages critical risks, including the execution of the Company’s Enterprise Risk Management (“ERM”) program. The Company’s risk-related departments and functions, in collaboration with the Vice President and Chief Risk, Compliance, and Privacy Officer (“Chief Risk Officer”), are responsible for risk assessment and mitigation. The Chief Risk Officer reports directly to the Company’s Senior Vice President, General Counsel and Corporate Secretary (“General Counsel”). For ESG-related risk, the Company maintains the ESG Advisory Committee to oversee goals and progress toward the achievement of goals as established by the ESG team. The ESG Advisory Committee meets monthly and includes the following members from cross-functional areas of the organization: the Company’s General Counsel, Chief Financial Officer, Chief People Officer, Chief Risk Officer, Chief Diversity Officer, Chief Accounting Officer, Chief Audit Executive, Corporate Sustainability Specialist, and representatives from the Company’s business units. The General Counsel reports results of the ESG Advisory Committee reviews to the Corporate Governance and Nominating Committee on a quarterly basis.

With respect to the risk assessment of the Company’s compensation programs, management is responsible for the framework and approach as outlined below under Risk Assessment of Employee Compensation Programs.

Enterprise Risk Management Program

The Company’s ERM program serves as the primary means of identifying and managing the Company’s key risks. The Company’s ERM team, among other activities, performs assessments of risks to the Company, participates in the development and execution of mitigation programs for critical risks, facilitates the corporate risk appetite and tolerance statement, oversees the privacy governance function, provides risk assessment, guidance, and mitigation related to cybersecurity, and assists in the integration of risk concepts within the Company’s strategic planning process and in alignment with the functional and business risk owners.

The ERM team reports its findings to the Audit Committee on a quarterly basis, providing both written reports and in-person presentations. Its current activities remain focused on mitigation and oversight of specific risk exposures, analysis of the breadth and effectiveness of existing risk management practices, and maturation of measurement and monitoring practices concerning high-priority strategic and operational risks. Current areas of particular emphasis include cybersecurity, artificial intelligence, data privacy, strategic risk , integration of risk appetite practices into the Company’s ongoing operations, wage-hour risk , third-party risk , and improvements to the Company’s compliance governance practices.

The Company’s information technology and internal audit groups provide regular quarterly updates to the Audit Committee with respect to the Company’s proactive approach to cybersecurity and other compliance controls. Controls are reviewed for operational effectiveness and to provide reasonable assurance that: business risk is managed; data, corporate information, and other assets are safeguarded; business processing infrastructure and applications are maintained; and all risks are mitigated to the extent practicable.

The Company’s ERM program provides ongoing risk identification, oversight, guidance, and mitigation in coordination with the Company’s information technology group. Teams from the Company’s information technology, data privacy, and compliance functions coordinate on cybersecurity, artificial intelligence, and privacy governance. This includes internal monitoring to proactively identify potential security threats, maintenance of access controls, asset management, response and recovery activities, and training and awareness programs. The company’s training program provides specialized training on a quarterly basis to employees and directors, including mandatory new hire cyber and privacy training, two focused cyber trainings per quarter, and monthly training exercises for identifying phishing attempts. Evaluation of these practices is reported to the Audit Committee on a quarterly basis.

In addition to the reports submitted quarterly by the Company’s Chief Risk Officer, the Vice President of Internal Audit independently assesses the Company’s risk management process and separately reports on the effectiveness of the Company’s risk identification, prioritization, and mitigation processes to the Audit Committee.

The ERM team plays a key role in the Company’s response to domestic and global crises, e.g. the COVID-19 pandemic and the Russian invasion of Ukraine, providing Board updates and scenario planning regarding impacts on cybersecurity, employee health and safety, corporate operations, and global markets.

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INFORMATION SECURITY AND BUSINESS CONTINUITY
Emergency Management Team Global, interdepartmental group empowered to quickly make strategic decisions in response to critical events that affect our employees or facilities.	Third Party Risk Management We monitor critical engagements with vendors and partners for cyber risk to reduce third-party exposure.

Business Continuity Plan Testing

Kelly’s Business Continuity and IT Disaster Recovery programs are tested at least annually and most recently tested in August 2023 and October 2023, respectively. These plans performed successfully in practice and real-world scenarios.

Training and Awareness

We train employees on industry-specific cybersecurity threats and test to identify common attack vectors, including business email compromise, domain spoofing, social engineering, and other phishing techniques.

Cyber Governance Kelly uses external frameworks to assess the Company’s cybersecurity maturity as well as internal governance structures to mitigate cybersecurity risks.

External Assessments

Kelly adopted the National Institute of Standards and Technology Cybersecurity Framework (“NIST CSF”) and measures our cyber maturity through an annual assessment by a third-party aligned with NIST SP 800-53 Security and Privacy Controls for Information Systems and Organizations.

Risk Assessment of Employee Compensation Programs

Annually, at its February meeting, the Compensation and Talent Management Committee reviews management’s Compensation Program Risk Assessment Report, prepared by the Company’s Compensation group and reviewed by the Company’s General Counsel. The review and update of the Executive Compensation Program Risk Assessment Framework occurs, as needed, including review by the independent compensation consultant, to ensure a robust and comprehensive assessment process.

The Company’s Executive Compensation Program Risk Assessment Framework takes into consideration the following guiding factors:

● Short- and long-term incentive performance measures and equity award types do not encourage excessive risk-taking

● A balanced compensation structure that includes an appropriate mix of fixed and variable cash and equity; with a balance of short- and long-term incentive opportunities

● Performance criteria and corresponding objectives include a balance of performance and the quality of such performance; include the appropriate use of top line vs. bottom-line metrics; and use annual and long-term measures that complement each other

● Well-designed plans that do not include steep payout curves, uncapped incentive payouts, or misaligned payout timing

● Incentive plans tested for multiple scenarios under realistic assumptions to ensure that potential payouts are reasonable relative to results

● A thorough and qualitative assessment of the achievement, quality, and sustainability of results

● Benchmarked incentive plan payouts relative to performance, to ensure competitive practices in comparison with a representative peer group and general industry

● Implementation of risk-mitigating features such as a Clawback Policy and a policy that establishes expected share ownership for executives and directors of shares received from incentive award payouts

● Incentive plan governance includes involvement at a variety of levels from the Compensation and Talent Management Committee to various corporate functions including Corporate Governance, Compensation, Finance, HR, Legal, and the Committee’s outside compensation consultant

● Potential risk discussed with the Compensation and Talent Management Committee, recorded in Committee minutes, and discussed in the Compensation Discussion and Analysis section of the Company’s Annual Proxy Statement

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Corporate Governance

To assess the risk of employee compensation programs below the executive level, the Company’s Compensation group implemented an internal Governance Committee to review and approve plan design and address any significant issues that arise. The Governance Committee utilizes its Global Incentive Plan Design and Risk Mitigation Framework to consider alignment to the Company’s strategy and risks associated with the following elements of the design and implementation of each incentive plan:

●

linkage of incentive measures with business objectives, analysis of total compensation market data, determination of design elements/payout threshold levels, potential range of payouts, and timely and accurate tracking of performance data;

●	modeling, approval, and communication of incentive plans;

●	calculation, audit, approval, and communication of incentive payments; and

●	annual plan reviews to ensure planned design updates align with business goals and budgets, and do not present a material risk to the Company.

After due consideration of management’s 2023 Compensation Program Risk Assessment Report, the Compensation and Talent Management Committee concluded that the Company’s compensation programs do not create a reasonable likelihood of a material adverse effect on the Company.

Kelly’s Corporate Sustainability and ESG Strategy – Growing with Purpose

Kelly recognizes the critical importance of sustainability in addressing the world’s most pressing environmental and social challenges. Kelly’s approach is based on the concept of creating shared value. We aim to create economic value by addressing societal needs and going beyond traditional corporate social responsibility. Our focus on sustainable growth helps us manage risks efficiently while we continue to develop long-term business opportunities.

In 2023, our Corporate Sustainability and Environmental, Social, and Governance Strategy (“ESG Strategy”) was primarily focused on strengthening relationships and alignment between our key corporate functions and business teams, which continue to set the stage for our sustainability goals moving forward. To ensure alignment, we expanded our ESG Advisory Committee with a representative from each of our Business Units. Additionally, we integrated our sustainability and ESG efforts with Enterprise Risk Management for optimal organizational synergy. From strengthening relationships with stakeholders through community focus and an emphasis on skills-based volunteering, to eliminating barriers to accessing work opportunities with programs like Equity@Work, we consistently create shared value.

Our ESG Strategy aligns to Kelly’s Enterprise Goals and growth strategy with seven core pillars responding to stakeholder expectations and critical risks and opportunities across environmental, social, and governance issues. These core pillars are based on nine United Nations Sustainable Development Goals (“UN SDGs”) and support all programs and initiatives within our Corporate Sustainability and ESG strategy to ensure that internal resources and activities positively impact our triple bottom line.

Stakeholder engagement: We continually engage with diverse stakeholders through various ongoing initiatives and activities to better understand their concerns and deliver added value of our services.

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Corporate Governance

Stakeholder Perception Analysis (formerly referred to as Materiality): Our ESG Strategy is anchored in a formal assessment that analyzes environmental, social, and governance issues with respect to stakeholder relevance, the severity to business risk, and the impact on our business success. We conducted our latest assessment in 2021 through surveys, with participation from a group of diverse stakeholders representing suppliers, customers, Kelly employees, talent, and other stakeholders. Kelly’s most recent assessment considered a “double materiality” analysis to assess the level of risk that each ESG issue could have on the business from a financial and non-financial perspective, including our license to operate and impact on the overall value of our organization.

Board ESG Oversight: Our Board of Directors is responsible for overseeing the effective execution of our ESG strategy along with multiple Board committees that oversee various ESG topics. Our Governance and Nominating Committee provides oversight to Corporate Governance principles and ESG strategy policies, initiatives, and associated risk. Our Audit Committee plays a key role in the Board’s risk oversight process particularly with financial impact risk, and risks associated with information security. Our Compensation and Talent Management Committee provides oversight to talent attraction, retention, and compensation plans, policies, and practices. Senior management reports to the Board on key ESG topics at least bi-annually through our ESG Advisory Committee comprised of a diverse and multidisciplinary leadership team.

2023 Goals and Achievements

Beginning in 2022, our strategy shifted focus to long-term sustainability goals. These goals address the interconnected challenges of social, economic, and environmental sustainability, with the intent to balance the needs of present and future generations. In 2023, we continued to report on progress towards these objectives, and to show transparency and accountability in our actions.

Environmental:

Kelly is committed to protecting our planet for future generations. Our environmental initiatives focus on providing safe and sustainable work environments for our employees and talent while mitigating the environmental footprint of our operations.

2023 Environmental Highlights:

Green House Gas (“GHG”) emission reduction. We continue to adjust our carbon emissions and improve calculation methodologies across all scopes, while expanding the approach of Scopes 1 and 2 to include global locations within our operational control. In 2023, we updated our climate risk assessment and continued to pursue a climate strategy to mitigate, remove, and compensate for our impact, and align emission reduction targets to limit global warming to a 1.5°C ambition level by 2050. We use a climate change scenario approach to help us explore different possible outcomes and inform decision-making and planning. We communicate our progress on climate-related disclosure metrics through our annual Corporate Sustainability and ESG report, Carbon Disclosure Project (“CDP”), and external sustainability assessments that evaluate our performance.

Workplace safety solutions and performance across our specialty businesses. Since 2010, Kelly has maintained our zero-injury program, Absolute Zero. In 2023, the Company outperformed our peers in the staffing industry by 91% Total Recordable Incident Rate (“TRIR”) and 92% Days Away/Restricted and Transferred Incident Rate (“DART”) compared to 2022 Bureau of Labor Statistics (“BLS”) industry averages. Current year industry averages were not available at the time of publishing. We began developing a technology tool within our internal risk management system that will allow us to track impactful metrics and capture incidents and accidents more consistently. The Company has one Certified Safety Professional (“CSP”) and one Certified Industrial Hygienist (“CIH”) on staff to serve as a resource to our clients and talent.

Social:

Kelly’s noble purpose is to connect people to work in ways that enrich their lives. We strive to contribute to a more inclusive and equitable workforce that creates better access, opportunities, fair treatment, and advancement for all people so that they may contribute to communities where they live and work. This drives our actions and allows us to create shared value for all our stakeholders.

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Corporate Governance

2023 Social Highlights:

Equity@Work as a shared value proposition. In 2023, we helped remove barriers to employment for approximately 5,639 individuals. Partnering with 45 clients across multiple industries including automotive, manufacturing, agriculture, logistics, and pharmaceuticals, we removed barriers such as testing, unnecessary interviews, and restrictive background and drug screens, to connect qualified individuals to meaningful work. Clients implementing Equity@Work see positive outcomes, including reduced turnover and improved fill rates. We engage with entities such as the Departments of Corrections in Iowa, Pennsylvania, Kentucky, Tennessee, and Missouri, as well as impactful non-profits like the Vera Institute of Justice, Responsible Business Initiative for Justice, and the Second Chance Business Coalition. Partnering with organizations and industry allies such as the American Staffing Association (ASA) and CEO Action, we amplify initiatives like Equity@Work and the Kelly33 second chance hiring program.

Giving back in communities where we live and work. We launched a new technology platform to capture corporate volunteering and empower our employees with volunteering and giving initiatives, while increasing collaboration on social impact opportunities. In 2023, we achieved over 6,600 hours of volunteering, engaging more than 840 employees in the U.S. and Canada.

Kelly employees contributed over $26,800 towards our Kelly Relief Fund and roughly $7,200 in grants were distributed to support 6 employees in need. In addition, approximately 520 employees contributed nearly $71,000 towards charitable giving opportunities during Kelly’s annual benefits enrollment. The Company donated approximately $158,481 towards social investment programs and charitable organizations, committed to increasing education, training, and employment networking opportunities for underserved talent. By investing in local organizations aligned with our business strategy and core values, we increase our shared value and leverage our effort for providing inclusion and equality for the workforce.

Strengthened our Employer Value Proposition (EVP) and engagement. We modified our Kelly employee engagement survey process from a large, annual survey to quarterly pulse checks with intentional focus on more real-time and actional feedback especially as 2023 was a year of significant business transformation. Our year-end engagement score remained healthy at 75%. We also incorporated elements into internal onboarding , and communications with candidates, to highlight aspects such as work-life balance, learning and development, collaboration, cohesion, and organizational culture.

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Corporate Governance

Our eight Affinity Groups bring together over 930 employees who share similar affinities, backgrounds, and life experiences, as well as their allies. They focus on providing support, enhancing professional and personal development, and networking within the workplace. They are employee-led, collaborative groups who are committed to positively impacting our DEI pillars; Workforce, Workplace, Marketplace. In 2023, the Affinity Group’s conducted over 100 events including:

•	Listening sessions;

•	Career Development events;

•	Leadership forums;

•	Meet and Greet sessions;

•	Health programs;

•	Financial programs; and

•	Celebrate Together – a multicultural Affinity Group celebration to share holiday traditions, cultural expressions, ethnic cuisine, and 2023 achievements.

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Corporate Governance

Our Diverse Global Supplier Network connected approximately 465 diverse and underrepresented suppliers to our Kelly network in 2023. While this number is down from 2022, Kelly was still able to increase the impact of our program with diverse spend under management with diverse suppliers growing from $1.8B in 2022 to $2.2B in 2023.

Governance:

Kelly is committed to doing the right thing, conducting ourselves in a legal, ethical, and trustworthy manner, strictly upholding our regulatory obligations in every country we operate and complying with the letter and spirit of our business policies and values. Our commitment is to hold ourselves accountable for our actions and goals.

2023 Governance Highlights:

The production of our Growing with Purpose – Corporate Sustainability and ESG report is in accordance with Global Reporting Initiative (“GRI”) standards, Sustainability Accounting Standards Board (“SASB”), United Nations Global Compact (“UNGC”), and Securities and Exchange Commission (“SEC”) disclosures. Our 2022 ESG report that was published in May 2023, can be found on the Company’s website at kellyservices.com.

We continued annual training and acknowledgment of our global policies, with 93.5% of employees acknowledging our Code of Business Conduct and Ethics and completing global policy training on business ethics and human rights topics. We expect compliance with new and updated legislation and standards in all geographies in which we operate. In 2023, we continued ongoing efforts to strengthen Kelly’s protection of personal data with updates to our Information Security policies to ensure the highest information security standards across our network, including the adoption of international standard procedures to ensure ongoing compliance with the European Union’s General Data Protection Regulation (“GDPR”), California’s Consumer Privacy Rights Act, and all other data privacy laws and regulations in the geographies where we do business.

The Company participates in external assessments, such as EcoVadis, to analyze our performance and identify opportunities for improvement, while providing a consistent and transparent measurement for the impact of our ESG Strategy. According to EcoVadis, their rating covers a broad range of non-financial management systems including Environmental, Labor & Human Rights, Ethics and Sustainable Procurement impacts. This is the sixth consecutive year the Company has participated in the annual EcoVadis assessment and our first year to achieve “Gold” status, placing us in the top 3% of companies rated in the temporary employment industry.

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Corporate Governance

Human Capital

Kelly is a talent solutions company dedicated to connecting people to work in ways that enrich their lives, and our employees are critical to achieving this noble purpose. To compete and succeed in a highly competitive and rapidly evolving market, it is crucial that the Company attracts and retains experienced internal employees, as well as the talent we put to work for our customers. As part of these efforts, we strive to offer competitive total rewards programs, promote employee development, foster an inclusive and diverse environment, and give employees the opportunity to give back to their communities and make a social impact.

The Company is committed to the health, safety, and wellness of our employees and talent. The success of our business is fundamentally connected to the well-being of our people. Accordingly, we implement policies and practices that align with applicable laws and regulations and are in the best interest of our employees and talent, and the communities in which we operate.

As of December 31, 2023 we employed approximately 3,700 staff members in the United States and an additional 2,500 in our international locations. The Company’s retention rates for employees identified as high performing and high potential employees align with our comparable benchmark.

In addition to our internal employees, the Company recruits talent on behalf of customers on a global basis. In 2023, we placed more than 500,000 individuals in positions with our customers. When Kelly remains the employer of record for our talent working at customer locations, we retain responsibilities for all assignments (including ensuring appropriate health and safety protocols in conjunction with our customers), wages, benefits, workers’ compensation insurance, and the employer’s share of applicable payroll taxes as well as administration and payment of the employees’ share of these taxes. We also offer our talent access to competitive health and benefit programs while they are working with us.

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Corporate Governance

The Company is committed to providing employees with competitive, equitable, and fiscally responsible total rewards opportunities. We align internal employee and shareholder interests with strong pay-for-performance linkages that include a mix of base salary, short-term incentives and, in the case of our more senior employees, long-term equity awards. We believe that our programs provide fair and competitive opportunities that attract, retain, and reward talented individuals who possess the skills necessary to achieve our strategic goals and create long-term value for our shareholders. In addition to cash and equity compensation, we also offer benefits such as life and health (medical, dental and vision) insurance, paid time off, wellness benefits, and defined contribution retirement plans. We review our compensation and benefit programs regularly and respond to changes in market practice and encourage our customers to do the same with respect to the talent we recruit on their behalf. Recent internal changes enhance our U.S. benefits program including additional time off for significant life events, a financial advisor program, support programs for certain chronic health conditions, and introduction of a well-being app. Pay and benefits programs provided to our international employees are in line with competitive local practice.

Since 1946, our founder fought to increase access to work for women, and we’ve long been an outspoken advocate for the value temporary and independent workers bring to the workplace. We are committed to fostering an inclusive, equitable, and diverse workforce, which we believe produces more innovative products and services and results in our customers having access to the best talent in the marketplace. A significant majority of Kelly’s U.S. workforce are women, including a majority of director and above roles. In 2023, the Company was named America’s Best Temporary Staffing Firm by Forbes and one of the World’s Best Companies by TIME Magazine. Additionally, Kelly earned the 2024 Military Friendly Spouse Employer Designation. Kelly is a workplace leader in creating an inclusive environment with diverse teams, aiding our ability to attract and retain high-performing talent. The Company fosters a culture of belonging, where everyone feels welcomed and respected and can thrive as we work together. Kelly promotes employee development and internal career mobility to enable our team to achieve their full potential and ensure we have the evolving workforce capabilities that the future demands.

We consider sustainability a guiding principle in strengthening the relationship with our global workforce, suppliers, and customers. Through our programs and initiatives, we seek to improve the quality of life of our employees, their families, and the communities in which they live and serve. Designed on the concept of social investment and nurturing shared values, our approach ensures the creation of future development capacities instead of aiding on isolated occasions. We support initiatives where our employees can actively engage in the causes they believe in, that are also connected to our sustainability strategy. For more information on our diversity, equity, and inclusion and community involvement initiatives, please see our Sustainability Report – Growing with Purpose at kellyservices.com.

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Corporate Governance

Director Selection Process

The Corporate Governance and Nominating Committee is responsible for the identification, screening, and recommending qualified candidates for nomination by the full Board. The Board of Directors, together with Corporate Governance and Nominating Committee, is committed to ensuring that: (1) the Board as a whole is composed with the right combination of knowledge, experience, continuity, reputation, and diversity that are pertinent to the Company’s operating environment and strategic direction; (2) the Board has the independence and competence to continue providing the high level of governance and oversight that the Company’s shareholders have come to expect; and (3) there is a seamless transition when a director decides to retire or step down from the Board. Among other aspects of the process, the Board of Directors: identifies the collective mix of desired skills, experience, knowledge, diversity, and independence for the Board of Directors, taken as a whole, and identifies potential opportunities for enhancement in one or more of those areas; considers each current director’s experience, skills, principal occupation, reputation, independence, age, tenure, committee membership and diversity (including geography, gender and ethnicity); and considers the results of the Board and committee self-evaluations, as well as feedback received during one-on-one interviews of each director. An independent third-party search firm is retained by the Committee, which recommends candidates who satisfy the Board’s criteria. The search firm also provides research and pertinent information related to candidates as requested. Potential candidates are also suggested by several members of the Company’s Board and senior leadership team. An overview of the Board’s director selection process is provided below.

Evaluate Board Composition

Using the Company’s Corporate Governance Principles, Board Composition Matrix, and Board self-evaluation process, the Committee (or subcommittee) evaluates the size, composition, priorities, and needs of the Board with respect to its desired experience, skills, and diversity in consideration of the Company’s current and anticipated business needs and strategies.

Identification of Potential Candidates

The Committee instructs the search firm to provide an initial pool of candidates that reflect gender, race, ethnic and cultural diversity, possess the core qualifications required, and includes the specific experience and skills as identified during the evaluation of current board composition. The Committee also encourages and considers candidate submissions from other directors and members of Company management.

Evaluation of Candidates

Through meetings with the Committee, a screening process of potential candidates is conducted with the independent external search firm that includes a thorough review of identified candidates’ qualifications, potential conflicts, independence, backgrounds, and experience to assess how each candidate fits the needs of the Company and Board. The candidate pool is narrowed for individual interviews with the Committee and full Board. Following the interviews, potential candidates are comprehensively reviewed and the subject of rigorous discussion during Committee and Board meetings.

Recommendation	Interview and discussion feedback are assessed, and the Committee recommends final candidate(s) to the full Board for appointment.

Review and Appointment by Full Board	The full Board appoints new director(s), who then stand for election by shareholders at the next Annual Meeting.

Director Attendance

We expect directors to attend the Annual Meeting of the Shareholders, all Board meetings, and all meetings of the committees on which they individually serve. All directors then in office attended the 2023 Annual Meeting of Shareholders. The Board held twelve meetings during 2023. Director attendance averaged 97.5% of the aggregate number of meetings of the Board and the committees on which they served during 2023. The majority of directors attended 100% of all Board and committee meetings on which they individually served in 2023. The independent directors met in executive sessions at which only they were present at least eight times during 2023.

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Corporate Governance

Size of the Board

Under the Company’s Amended and Restated Bylaws, the number of directors constituting the Board may be fixed by the Board within the range of five to eleven directors. The size of the Board should not exceed a number that, as determined by the Board, will permit it to function efficiently in discharging its duties. There are currently nine members of the Board. Election of all director nominees will result in a nine-member Board immediately following the Annual Meeting.

Director Tenure

The Board does not have term or age limits. The Board believes that the contributions and insight of tenured directors into the Company’s operations and strategy outweigh the perceived value of such limits and facilitate Board effectiveness.

Director Service on Outside Public Company Boards

While there is no specified limit on the number of other public company boards on which a director may serve, the number of board memberships is a consideration, along with any other time commitments a director or nominee may have, in determining his or her ability to serve effectively. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and have an intention to serve an appropriate length of time in order to make a meaningful contribution to the Board and the Company. A director is expected to engage in discussion with the Chair of the Corporate Governance and Nominating Committee prior to accepting an invitation to serve on an additional public company board or accepting an invitation to chair a committee of a public company board on which he or she currently serves.

Director Orientation and Continuing Education

Management, working with the Corporate Governance and Nominating Committee, provides an orientation program for new directors to facilitate integration into their roles. The program acquaints new directors with the Company’s business, history, vision, noble purpose , strategic direction and plans, competitive landscape, core values, Code of Business Conduct and Ethics, Insider Trading Policy, other corporate governance practices, financial, accounting, and risk management matters, key policies, sustainability strategy, senior leadership, and internal and independent auditors. The program consists of, as appropriate, a comprehensive review of background materials, briefings by senior management, and visits to Company facilities. The Board also developed a mentoring program to provide additional support and resources to new directors. Based on the feedback from our directors, we believe this onboarding approach provides new directors with a strong foundation for understanding our businesses, connects directors with members of management with whom they will interact, and accelerates their effectiveness to engage fully in Board deliberations.

Directors are also encouraged to participate in continuing director education programs to help them stay current on emerging practices and issues and in carrying out their responsibilities. These programs include formal education sessions with management or third-party subject matter experts that may occur as part of regular Board or committee meetings, and participation in industry forums on business, financial, accounting, legal, and other subjects relevant to the Company’s business. The Company reimburses reasonable costs and expenses incurred by directors for continuing education that provide updates on issues and programs relevant to public companies and their directors.

Board, Committee, and Peer Evaluation

The Board recognizes that a robust and constructive evaluation process is essential to good governance and enhanced effectiveness. The Corporate Governance and Nominating Committee organizes and oversees an annual evaluation by the Board and its committees of their performance. The evaluation facilitates an examination and discussion by the entire Board and each committee of its effectiveness in fulfilling its charter requirements and other responsibilities, its performance as measured against the Company’s Corporate Governance Principles, and areas for improvement. The evaluation also includes individual director assessments, typically in alternating years.

In 2023, the Corporate Governance and Nominating Committee engaged an independent external advisor to conduct Board and committee evaluations. The independent external advisor also conducted individual director assessments in 2023. The process included the completion of an online self-evaluation with rated and open-ended questions, with follow-up discussions by the advisor on certain individual responses, as needed. Each of the Board’s nine directors participated in the process.

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Corporate Governance

The typical process includes the following:

In addition to the annual formal evaluation, our Chairman, CEO, General Counsel and Corporate Secretary, and Committee Chairs routinely communicate with directors to obtain real-time feedback. The Board believes that this continuous feedback, along with the formal evaluation process, contribute to its overall strength and ongoing effectiveness.

The following actions have been taken by Kelly’s Board and its committees in response to the evaluation process over the years:

●	management with varying degrees of seniority present to the Board and its committees;

●	director education and presentations on emerging risk areas including artificial intelligence, corporate governance, industry disruptors, and competitors;

●	format of Board meetings made flexible to allow more time for formal and informal discussions among independent directors;

●	increased opportunities for informal meetings between directors and key executives;

●	increased time for informal director-only gatherings; and

●	Board members added with expertise in areas critical to the Company’s business strategy and operations.

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Corporate Governance

Code of Business Conduct and Ethics

The Board is committed to the highest legal and ethical standards and adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all directors, officers, and employees. Each year the Company performs a thorough assessment and benchmarking of the Code of Conduct to ensure regulatory compliance and cultural alignment. The Code of Conduct forms the foundation for compliance with corporate policies and procedures and helps individuals recognize and deal with ethical issues, deter wrongdoing, provide mechanisms to report any concerns, promote honest and ethical conduct, provide full, fair, and timely disclosure, comply with applicable law and regulations, and help foster a culture of honesty and accountability. The Code of Conduct addresses conflicts of interest; anti-bribery/anti-corruption; trade compliance; insider trading; corporate opportunities; confidentiality and privacy; external communications; financial reporting and record keeping; protection and proper use of assets; fair dealing; contract management; acceptable behavior in the workplace; global diversity and inclusion; corporate sustainability; compliance with laws, rules and regulations; risk tolerance; anti-human trafficking and slavery; health & safety and workplace violence; seeking advice and reporting concerns; outside activities; political contributions; public company reporting requirements; and other policies. The Code of Conduct includes an enforcement mechanism. Each of the Company’s Board members, officers, and employees is required to acknowledge their acceptance of the Code of Conduct.

The full text of the Code of Conduct is on the Company’s website at kellyservices.com. This information is also available to any shareholder who requests it from the Company’s Investor Relations department. The Company will disclose future amendments to the Code of Conduct and material waivers of its provisions for its directors and executive officers on its website and/or by filing a current report on Form 8-K within four business days following the date of amendment or waiver, or such earlier period as may be prescribed by Nasdaq or the SEC.

Related Person Transactions and Certain Relationships

Pursuant to the Company’s Code of Conduct, any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company must be disclosed immediately to the Vice President of Internal Audit or the General Counsel. In addition, directors, and executive and other senior officers must complete a quarterly questionnaire that solicits information regarding any transactions or relationships between themselves or their immediate family members and the Company of the types described in Item 404(a) of SEC Regulation S-K (“Related Party Transactions”). Directors and executive and senior officers must seek a determination and obtain prior authorization or approval of any potential conflict of interest (including any Related Party Transaction) from the independent Audit Committee. The Audit Committee, pursuant to its charter, is tasked, among other things, with the responsibility to review Related Party Transactions and other potential conflicts of interest involving directors and executive and senior officers. The Company maintains a formal written policy addressing the reporting, review, and approval or ratification of transactions with related persons.

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Director Compensation

Our approach to director compensation is to appropriately compensate our non-employee directors for the time, expertise, and effort required to serve as a director of a large, complex company and to align the interests of directors with those of shareholders. Compensation levels for our non-employee directors are periodically reviewed for market competitiveness. Non-employee directors receive compensation payments after election by shareholders at the Annual Meeting. Non-employee directors who begin their Board or committee chair service other than at the Annual Meeting receive a prorated amount of annual compensation based on timing of appointment.

Director Compensation Design

The Compensation and Talent Management Committee reviews market benchmarking of non-employee director compensation annually. In 2023, the Compensation Committee engaged its independent compensation consultant, Pay Governance, to evaluate its non-employee Director compensation, which was last increased in 2022. At its meeting following the 2023 Annual Meeting of Shareholders, the Compensation and Talent Management Committee recommended to the Board of Directors that the cash and equity portion of retainers paid to the non-employee Directors, effective beginning May 17, 2023, remain unchanged. Retainers for the Non-Executive Chairman of the Board, Chair of the Audit Committee, and Chair of the Compensation and Talent Management Committee were also maintained. The compensation of our non-employee directors will next be reviewed in 2024, with the assistance of its compensation consultant. The following table illustrates our 2023 non-employee director compensation:

	Annual Base Retainer		Board Leadership Positions - Additional Retainer (Committee Chairs)

	Non-Employee Directors	Chairman of the Board	Audit Committee	Compensation & Talent Management Committee	Corporate Governance & Nominating Committee

Cash	$100,000	$150,000	$20,000	$15,000	$15,000

Equity (Kelly Class A Stock – $ Value)	$125,000	$165,000	—	—	—

Total	$225,000	$315,000	$20,000	$15,000	$15,000

Under the Company’s amended and restated Equity Incentive Plan (“EIP”), the Board of Directors must periodically determine the percentage of the base retainer that will be issued to non-employee directors in shares of Class A Common Stock. At the meeting of the Board following the 2023 Annual Meeting of Shareholders, the Board determined that $125,000 of the base retainer would be issued in shares (55.6%) and $100,000 of the base retainer would be paid in cash (44.4%). Equity portion of $165,000 and cash portion of $150,000 were maintained for the Chairman of the Board.

Stock Ownership Requirements

Non-employee directors are subject to a stock ownership requirement that is a minimum fair market value of four times the value of the cash portion of the annual base retainer (which currently equates to $400,000). Although there is not a fixed compliance period, it is expected that new directors will likely reach the ownership requirements within five years from their appointment date. All directors, except for recently appointed directors Mses. Duggirala and Johnson, are compliant with the Company’s stock ownership requirements.

Non-Employee Directors Deferred Compensation Plan

The Company established the Non-Employee Directors Deferred Compensation Plan (“DDCP”), which provides non-employee directors with the opportunity to defer all or a portion of all fees payable to them, pursuant to a valid deferral election. The DDCP is a non-qualified plan that allows for the deferral of all or a portion of annual cash payments to a notional account with investment fund choices that mirror those provided to participants in the Company’s Management Retirement Plan (“MRP”). In addition to those fund choices, the Plan also includes the option to defer annual cash payments into Company common stock units. Non-employee directors may also elect to defer all or a portion of their annual stock retainer into Company common stock units. Participants may elect to receive distributions from their DDCP account at the time they cease

41

Director Compensation

to be a director of the Company or at a future date that is between one and ten years following the date they cease to be a director of the Company. Non-employee directors can elect to have distributions from the DDCP made in either a lump sum or in annual installment payments made over a two-to-ten-year period.

The following table sets forth the compensation paid during 2023 to the Company’s non-employee directors. Mr. Quigley received no compensation for his services as a director in 2023. Mr. Quigley’s compensation as President and Chief Executive Officer is disclosed in the Compensation Discussion & Analysis section of this Proxy Statement.

2023 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Award Options	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Gerald S. Adolph	$115,000	$125,000	—	—	$196,960	—	$436,960

George S. Corona	$100,000	$125,000	—	—	$112,414	—	$337,414

Robert S. Cubbin	$115,000	$125,000	—	—	$205,314	—	$445,314

Amala Duggirala	$100,000	$125,000	—	—	$116,807	—	$341,807

InaMarie F. Johnson	$100,000	$125,000	—	—	$77,037	—	$302,037

Terrence B. Larkin	$150,000	$165,000	—	—	—	—	$315,000

Leslie A. Murphy	$120,000	$125,000	—	—	$166,964	—	$411,964

Donald R. Parfet	$100,000	$125,000	—	—	—	—	$225,000

(1)	Two of our directors deferred the following amounts from their 2023 cash retainer fee: Mr. Adolph – $115,000 and Ms. Duggirala – $100,000.

(2)

Represents the aggregate fair market value of grants awarded on May 17, 2023. Each director received a grant of 6,815 shares of the Company’s Class A Common Stock having a fair market value of $18.34 per share. Each of Mr. Adolph, Mr. Corona, Mr. Cubbin, Ms. Duggirala, Ms. Johnson, and Ms. Murphy deferred 100% of their 2023 annual stock grant into deferred common stock units.

42

Beneficial Ownership of Shares

The following table sets forth, as of March 21, 2024, (i) the beneficial ownership of the Company’s Class B Common Stock by each person known by the Company to own beneficially more than 5% of the Class B Common Stock, and (ii) the beneficial ownership of the Company’s Class A and Class B Common Stock by (a) each director (each of whom is a nominee for election as a director at the Annual Meeting), (b) each of the named executive officers, and (c) all directors and executive officers as a group.

	Class B Common Stock
Greater than Five Percent Class B Stockholders	Number of Shares and Nature of Beneficial Ownership(1)	Percent of Class

Terence E. Adderley Revocable Trust K	3,139,940	94.5%

	Class A Common Stock			Class B Common Stock
Directors and Named Executive Officers	Number of Shares and Nature of Beneficial Ownership		Percent of Class	Number of Shares and Nature of Beneficial Ownership	Percent of Class

Directors:

Gerald S. Adolph	47,559	(2)	*	100	*

George S. Corona	92,886	(2)	*	100	*

Robert S. Cubbin	54,125	(2)	*	100	*

Amala Duggirala(3)	17,175	(2)	*	—	*

InaMarie F. Johnson(3)	15,880	(2)	*	—	*

Terrence B. Larkin	49,843		*	100	*

Leslie A. Murphy	48,292	(2)	*	100	*

Donald R. Parfet	93,485		*	100	*

Named Executive Officers:

Peter W. Quigley (also a director)	346,996		*	100	*

Olivier G. Thirot	175,113		*	10	*

Daniel H. Malan	83,373		*	—	*

Vanessa P. Williams	58,587		*	100	*

Dinette Koolhaas(4)	46,042		*	—	*

All directors and executive officers as a Group (17 persons)	1,292,312		3.9	810	0.0

(1)

This information is based on the Schedule 13D (the “13D”) filed with the SEC on October 19, 2018 on behalf of the Terence E. Adderley Revocable Trust K (“Trust K”) and the three co-trustees of Trust K. Trust K was created by Terence E. Adderley, the Company’s former Chairman of the Board, during his lifetime as a revocable trust, with Mr. Adderley serving as the trustee of and retaining the right to revoke the trust during his lifetime. Mr. Adderley funded Trust K, including a gift of 3,139,940 shares of Class B Stock. Mr. Adderley died on October 9, 2018, at which time the trust became irrevocable. In accordance with the provisions of Trust K, Andrew H. Curoe, David M. Hempstead and William U. Parfet, were appointed as successor co-trustees of Trust K following Mr. Adderley’s death. They are required by the provisions of Trust K to act by majority vote to exercise voting or investment power over the Class B stock held by Trust K and have stated in the 13D that the filing is not an admission that the co-trustees are beneficial owners of such Class B stock. Mr. Curoe may be deemed the beneficial owner of an additional 42,825 shares of Class B Stock held by trusts where Mr. Curoe acts as trustee or co-trustee, including ten trusts holding 100 shares of Class B Stock each, and one trust holding 41,825 shares of Class B Stock. The business address of the Terence E. Adderley Revocable Trust K and each of Messrs. Curoe, Hempstead and Parfet is c/o Andrew H. Curoe, 6th Floor at Ford Field, 1901 St. Antoine Street, Detroit, Michigan 48226.

(2)

IIncludes 43,532 shares for Mr. Adolph, 24,647 shares for Mr. Corona, 43,295 shares for Mr. Cubbin, 17,175 shares for Ms. Duggirala, 15,880 shares for Ms. Johnson, and 35,597 shares for Ms. Murphy indirectly held in the Company’s Non-Employee Directors Deferred Compensation Plan.

(3)	Ms. Duggirala and Ms. Johnson were appointed to the Company’s Board of Directors on January 12, 2022.

(4)	As part of the sale of our EMEA staffing operations, Ms. Koolhaas’ employment with the Company terminated on March 31, 2024.

43

Beneficial Ownership of Shares

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of common stock, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC.

Based solely upon a review of filings for fiscal year 2023 with the SEC and related written representations that no other reports were required, we believe that all Section 16(a) reports were filed on a timely basis, except a Form 4 for Mr. Corona due November 16, 2023, which was filed on November 17, 2023, to report his gift of 200 shares of Class A Common Stock to Oakland University on November 14, 2023.

44

Proposal 2 – Advisory Vote to Approve the Company’s Executive Compensation

As described in the following Compensation Discussion and Analysis, our executive compensation programs are designed to align the interests of our executive officers with those of our shareholders by tying a significant portion of the compensation they receive to Company performance, and by providing a competitive level of compensation in order to attract, retain, and reward executive officers who are critical to the long-term success of our business. Under these programs, our named executive officers are rewarded for the Company’s financial performance, individual performance, and long-term value creation, as well as to facilitate retention, and reflect market realities. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal year 2023 compensation of our named executive officers.

As required by Section 14A of the Exchange Act, this proposal, commonly referred to as a “say-on-pay” proposal, seeks a shareholder advisory vote on our named executive officers’ compensation, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K and in the Compensation Discussion and Analysis, through the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table, and the other related tables and disclosure.”

The say-on-pay vote is advisory and, therefore, not binding on the Company. Our Board of Directors and our Compensation and Talent Management Committee value the opinions of our shareholders and consider the result of the advisory vote in designing and evaluating our executive compensation programs.

45

Compensation Discussion and Analysis

The Compensation Discussion and Analysis section of this Proxy Statement provides an overview of our executive compensation philosophy and objectives. This section describes the material elements of our executive compensation programs, the compensation decisions the Compensation and Talent Management Committee (the “Committee”) made under those programs, key factors considered, and details of the compensation paid to our named executive officers.

2023 Named Executive Officers

Our named executive officers for 2023, as defined by the SEC, were as follows:

Peter W. Quigley President and Chief Executive Officer

Olivier G. Thirot Executive Vice President and Chief Financial Officer

Daniel H. Malan Senior Vice President and President Science, Engineering & Technology

Vanessa P. Williams Senior Vice President, General Counsel and Corporate Secretary

Dinette Koolhaas Senior Vice President and President International[1]

1	As part of the sale of our EMEA staffing operations, Ms. Koolhaas’ employment with the Company terminated on March 31, 2024.

The Compensation Discussion and Analysis is organized in the following sections:

CD&A Table of Contents

46

Compensation Discussion and Analysis

Name	Biographical Information

Peter W. Quigley President and Chief Executive Officer Age: 62	Mr. Quigley served as Executive Vice President, President, Global Staffing, and General Manager, Global Information Technology, Global Business Services and Global Service from May 2017 through September 2019. He served as the Company’s Chief Administrative Officer and General Counsel from May 2015 to May 2017, General Counsel from January 2013 to May 2015. Mr. Quigley led the Company’s Global Client Relationships group from January 2008 to December 2012 and served in multiple roles including Sr. Director of Service, Vice President, Contract Administration, and Vice President, Associate General Counsel from the time he joined the company in November 2002 until December 2007. Prior to joining the Company, Mr. Quigley held a variety of roles at Lucent Technologies and AT&T Corporation.

Olivier G. Thirot Executive Vice President and Chief Financial Officer Age: 63	Mr. Thirot served as the Company’s acting Chief Financial Officer from March 2015 to January 2016 when he was appointed Chief Financial Officer. He served as the Company’s Senior Vice President and Chief Accounting Officer from September 2014 to March 2015. Mr. Thirot was Vice President, Finance for the Company’s EMEA business beginning in 2008 when he joined the Company and assumed added responsibility for the APAC business in 2011. Prior to joining the Company, he worked at L. Raphael as Chief Financial Officer and prior to that, he spent 18 years with Bacardi, LTD in various leadership positions.

Daniel Hugo Malan Senior Vice President President, Kelly Science, Enginerring, Technology & Telecom Age: 54	Mr. Malan has served as the Company’s President of Science, Engineering, and Technology since March 2020. Prior to that he worked at EmployBridge for three years, serving as President of its Commercial Business from December 2016 to July 2018 before being named Chief Operating Officer in August 2018 through November 2019. From November 2014 to November 2016, Mr. Malan was Executive Vice President and President, North America Staffing for CDI Talent and Technology Solutions, and from March 2009 to October 2014 served as Senior Vice President and President of operating units for Sears Holdings.

Vanessa P. Williams Senior Vice President General Counsel and Corporate Secretary Age: 52	Ms. Williams has served as General Counsel since joining the Company in September 2020 and was recently appointed Corporate Secretary effective October 1, 2023. Previously, she worked from July 2006 to September 2020 in a variety of roles for IHS Market including Senior Vice President, Legal, Risk and Compliance; Vice President, Divisional Counsel-Transportation; Vice President, Chief Legal Counsel and Global Privacy Officer (IHS, Inc.); Vice President and Deputy General Counsel and Chief Compliance Officer; Deputy General Counsel; and Associate General Counsel (R.L. Polk & Co.). In addition, Ms. Williams has been a member of Horizon Bank’s board of directors since 2022 and Horizon Bancorp, Inc.’s board of directors since 2023.

Dinette Koolhaas Senior Vice President President, Kelly International Age: 55	Ms. Koolhaas previously served as Vice President, EMEA Operations from September 2013 to February 2017, at which time she took on Managing Director responsibilities for EMEA until July 2020 when she took on her current role. Prior to that, she was Vice President and Regional Manager of Western Europe from June 2008 through August 2013. Prior to joining the Company in 2008, Ms. Koolhaas served in various roles with USG People.

47

Compensation Discussion and Analysis

Executive Summary

Fiscal 2023 Performance

Kelly’s philosophy as a talent company is rooted in the conviction that our business makes a difference daily – in the lives of our employees and talent networks, for our customers, in the local communities we serve, and in the broader economy. As work has evolved so has our range of solutions, growing over the years to reflect the changing needs of our customers and the changing nature of work itself. Kelly’s simple yet powerful noble purpose, “We connect people to work in ways that enrich their lives,” continues to guide our strategy and actions. Kelly remains committed to being a leading talent solutions provider in our specialty areas and in the markets where we compete. While executing our strategy, we will continue to demonstrate our expected behaviors and actions:

The described actions detailed below in the Key Executive Compensation Program Highlights for Fiscal 2023 section provided fiscally responsible reward programs while also providing targeted investments needed to reward employees for achieving important financial and operational goals, and to support the longer-term retention of critical talent.

As our strategy evolves and we manage through the impact of inflation and market uncertainty, we continue to move forward with our specialization strategy. These specialties represent areas where we see the most robust demand, the most promising growth opportunities, and where we believe we excel in attracting and placing talent.

Kelly’s business model brings together both staffing and outcome-based solutions under a single specialty leader and aggregates assets to accelerate specialty growth and profitability. We believe this specialty structure gives us greater advantages in the market, and we expect our disciplined focus will enable us to achieve greater efficiencies and deliver profitable growth coming out of a period of elevated economic uncertainty.

Key Executive Compensation Program Highlights for Fiscal 2023

We believe compensation should align with and enhance long-term shareholder value. Our pay-for-performance philosophy ensures that a significant portion of compensation for our senior officers is “at risk” and reflects our business performance. Kelly continued to focus on striking a balance of providing competitive compensation programs that attract, reward, and retain high performing talent while doing so in a fiscally responsible framework. Our named executive officers experienced the following outcomes for 2023 as a result of Company performance and management’s decision to focus on the Company’s transition in becoming a more profitable talent solutions company:

●	Performed a targeted annual base salary review process with one named executive officer receiving a salary increase in 2023;

48

Compensation Discussion and Analysis

●	With respect to our short-term incentive plan:

•	funding for all participants focused 100% on total Company earnings from operations (“EFO”)

•	returned to setting threshold at 50% of target and straight-line interpolation between threshold and target;

•	continued with a maximum payout opportunity of 200% of target;

•	continued emphasis on individual performance for determining final payouts; and

•	2023 Short Term Incentive Plan (“STIP”) was funded at 94% of target levels based on total company performance.

●	With respect to our long-term incentive plan:

•	continued with three one-year annual goals for performance-based Long-Term Incentives (“LTI”) program;

•	continued with 100% cliff-vesting at the end of the three-year performance period for any earned performance-based LTI;

•

2023 LTI target award opportunity was granted in a mix of 75% weighting in the form of Performance Shares and 25% weighting in the form of time-based vesting restricted shares for the CEO and a mix of 60% weighting in the form of Performance Shares and 40% weighting in the form of time-based vesting restricted shares for all other named executive officers;

•	year one of the 2023-2025, year two of the 2022-2024 and year three of the 2021-2023 Performance Shares were earned in aggregate, at 50% of target for the 2023 assessment period;

•	one-third of the 2021 special equity award Key Employee Equity Plan (“KEEP”) was earned during 2023; and

•	granted special long-term equity recognition award to one named executive officer.

Annual Say on Pay Vote

The frequency of the Company’s Say on Pay vote is annual and, as such, the Committee considers the shareholder advisory vote on executive compensation as disclosed in the Company’s Proxy Statement each year. In 2023, 98.57% of the shares represented at the meeting approved the Say on Pay proposal. The Committee considered this result as a factor in its decision to maintain the general design of the Company’s compensation programs.

However, we continue to evaluate our executive compensation program and make changes to further align with our strategic priorities and to reward short- and long-term business success. We designed a program that aligns with shareholder interests, incentivizes growth and operational excellence, and demonstrates a clear linkage between compensation and performance. The program continues to seek to ensure pay for performance and minimize incentives for management to take excessive risks. The Committee worked with management and its independent compensation consultant, as described later in this document, to review current compensation programs, including the incentive plans.

The Company has two plans that provide the framework for incentive compensation opportunities for our senior officers, a group that includes our named executive officers.

●	The Short-Term Incentive Plan (“STIP”) provides for annual cash-based incentive opportunities based upon the achievement of one or more performance measures, as established by the Committee.

●

The Equity Incentive Plan (“EIP”) provides the Committee the ability to grant long-term incentive (“LTI”) opportunities, in various award types, that focus on the long-term performance of the Company and align the interests of senior officers with those of shareholders.

49

Compensation Discussion and Analysis

Executive Compensation Philosophy, Objectives, and Design

Our executive compensation philosophy is to provide market-based pay opportunities with incentive payouts aligned with the achievement of the Company’s overall short- and long-term business strategy, performance goals, and results. The design of our executive compensation programs allocates total compensation to fixed and variable pay elements resulting in a mix of short-term and long-term pay elements. The Committee continually evaluates our executive compensation programs to ensure that the Company provides market-competitive opportunities that enable us to attract and retain highly qualified individuals to lead the organization and drive business success. Our executive compensation programs are designed to achieve the following objectives:

Pay-for-Performance Framework

●	Align a significant portion of compensation with the achievement of multiple performance goals that motivate and reward executives based on Company, business unit, and individual performance results.

●

Attract and retain exceptional talent with the leadership abilities and experience necessary to develop and execute business strategies, achieve outstanding results, and build long-term shareholder value.

●	Support achievement of the Company’s vision and strategy.

●	Create an ownership mindset that closely aligns the interests of management with those of shareholders.

●

Provide appropriate balance between the achievement of both short- and long-term performance objectives, with clear emphasis on affordability, managing the sustainability of the business, and mitigation of risk.

The Committee believes that a majority of a senior officer’s compensation should be “at risk” and based upon the achievement of corporate and business unit results, the Company’s share price performance, as well as the individual’s performance. As a result, senior officers participate in incentive programs that provide them with the opportunity to earn awards that are directly tied to the Company’s performance and that drive sustainable long-term shareholder value. The Company’s compensation programs provide an incentive for senior officers to meet and exceed performance goals.

Executives are held accountable for results and rewarded with above target payout amounts for performance that exceeds target goals. When target goals are not met, award payouts are designed to deliver below target payouts or no payouts. We believe the combination of our annual incentive awards and long-term equity incentive awards align the interests of our senior officers with the interests of our shareholders.

CEO and Other Named Executive Officers Pay Mix

While we believe that a majority of an executive officer’s target compensation opportunity should be performance- based, we do not have a specified formula that defines the overall weighting of each element. We believe that the higher a role is positioned within the organizational structure, the greater the emphasis on performance-based compensation should be. As such, the CEO has a greater percentage of his compensation opportunity that is performance-based through higher target opportunities for STIP and LTI, as compared to the compensation opportunities of the other named executive officers. At-risk compensation consists of annual cash incentive awards and performance shares that are contingent upon the achievement of pre-established performance goals. Restricted shares, which are not classified as at-risk compensation, have value at vesting reflecting the Company’s stock price performance since date of grant, which aligns to shareholders’ experience. The following charts illustrate the typical Target Total Direct Compensation mix for our President and CEO and the other named executive officers combined and includes the pay elements of base salary, STIP (at target), restricted shares, and performance shares (at target). Pay mixes shown below are based on target amounts under typical plan designs during fiscal year 2023.

50

Compensation Discussion and Analysis

Typical Target Compensation Mix

Elements of Compensation for Named Executive Officers

The Committee determines the elements of total direct compensation that we provide to our senior officers, a group that includes the named executive officers. The elements of our executive compensation program of our named executive officers and the objectives for each are as follows:

Compensation Element	Type	Considerations	Objectives	For More Information
Base Salary	Fixed Compensation	• Reviewed annually • Adjusted, when appropriate based on role and scope of responsibilities, skills, experience, sustained individual contribution, and comparison to market- comparable jobs	• Provide competitive compensation for day-to-day responsibilities • Attract and retain qualified senior officers • Balance risk-taking	Page 54
Short-Term Incentive Plan (STIP)	Variable At-Risk Performance- Based Compensation

•  Annual performance period

•  Target payout opportunity established as percentage of earnings for each senior officer based on role

•  Performance measures selected to align with our business strategy

•  Multiple performance measures that reflect key operational and financial measures of success

•  Payout based on achievement of predetermined goals

			• Motivate and reward senior officers for achievement of critical near-term performance goals that support the Company’s strategic business objectives	Page 61

Long Term Incentives (LTI)	Time-Based Fixed Compensation	Restricted Stock		Page 60
		• Accounts for 25% for CEO and 40% for other named executive officers of total LTI award opportunity • Shares vest ratably over three years	• Align interests of senior officers and shareholders • Support retention • Support meaningful stock ownership
	Variable At-Risk Performance- Based Compensation	Performance Shares		Page 57

•  Accounts for 75% for CEO and 60% for other named executive officers of total LTI award opportunity

•  Provides opportunity to earn shares based on achievement of multiple specific performance goals

•  Given the continued complexity of goal setting in the current business environment, financial measures for 2023-2025 LTI awards are established and assessed independently for each of three one-year performance periods (2023, 2024, and 2025) with goals set early in each performance period

•  Drive long-term value creation for shareholders

•  Motivate and reward senior officers for achievement of strategic business objectives over a three-year period

•  Align the interests of senior officers with the long-term interests of the Company and shareholders

51

Compensation Discussion and Analysis

2024 Executive Incentive Plans

For the 2024 incentive plan designs, the Company continues to focus on pay-for-performance alignment by using multiple financial measures to strongly drive our key business objectives and shareholder value. Additional details regarding the 2024 incentive plan designs will be presented in our 2025 Proxy Statement.

Process for Determining Executive Compensation

Role of the Compensation and Talent Management Committee

The Committee designs and administers the Company’s executive compensation programs and policies, including regularly reviewing the program and policy objectives, applicable new legal and regulatory practices, evolving best practices, and corporate governance trends. The Committee and members of the Board of Directors determine the compensation of the CEO. The CEO’s total compensation is the same design as the other named executive officers consisting of base salary, STIP, and LTI award opportunities. The CEO does not participate in recommendations or discussions related to his own compensation. As part of its responsibility for executive compensation, the Committee annually reviews and determines the compensation of each of our senior officers, including the named executive officers listed in the Summary Compensation Table of this Proxy Statement, based on individual performance, including consideration of ethical behavior, achievement of planned goals, relevant market comparisons, the recommendations of the CEO, and other factors. The Committee reviews the costs and short-and long-term benefits of the compensation arrangements it considers and approves for senior officers.

The responsibilities of the Committee are defined in its charter, which can be found on the Company’s website at kellyservices.com.

Role of the Independent Compensation Consultant

Pay Governance LLC is the Committee’s independent compensation consultant (the “Consultant”). The Committee considers analysis and guidance from the Consultant when making compensation decisions on plan design; the merits of various incentive plan performance measures; senior officer pay levels, including that of the CEO and our other executive officers, relative to peer group and other market data; composition of peer group companies; stock ownership requirements; and other pay practices. In addition, the Consultant updates the Committee on market trends and best practices in executive compensation and as requested, provides data and guidance on other items such as director compensation. The Committee uses its own independent judgment to make all decisions related to the compensation of the Company’s senior officers.

During 2023, the Consultant regularly attended Committee meetings and communicated with the Chairman of the Board and the Committee Chairman outside of Committee meetings. The Committee regularly meets with the Consultant in private session (without members of management). As directed by the Compensation and Talent Management Committee, the Consultant also met with the Senior Vice President and Chief People Officer (“Chief People Officer”), Senior Vice President, General Counsel and Corporate Secretary (“Corporate Secretary”), and members of the Executive Compensation, Finance, and Corporate Governance teams of the Company. The Consultant maintains a direct reporting relationship to the Committee on all compensation matters.

The Committee conducts an annual assessment of the Consultant’s independence, using factors established by Nasdaq. The Consultant provided no services to the Company in 2023 other than services to the Committee. The Committee reviewed and affirmed the independence of the Consultant as the Compensation Consultant to the Committee and concluded the work performed by the Consultant did not raise a conflict of interest.

Role of Management

The Committee consults with the CEO and the Chief People Officer to obtain feedback with respect to the strategic direction of our executive compensation programs.

The CEO makes recommendations for each of the executive officers about elements of their total compensation. His recommendations are based on the assessment of each executive officer’s performance, as well as the performance of their respective business or function and other factors. The Committee takes into consideration the recommendations of the CEO when determining the compensation of the other executive officers.

In addition, the CFO provides periodic financial updates and information to the Committee to aid in establishing incentive plan goals and determining payout amounts.

The Committee consults with the Corporate Secretary and the Consultant on matters related to executive and director stock ownership requirements and director compensation.

52

Compensation Discussion and Analysis

Comparator Data

The Committee uses third-party survey data for comparably sized general industry companies and available data from a select group of peer companies in determining the competitive positioning of our compensation programs. Comparator data is also used as one of several inputs to establish the individual compensation opportunities of each of our senior officers, including the named executive officers.

Each senior officer’s performance is reviewed (see Senior Officer Performance Reviews and Succession Planning below) and compensation decisions are made on an annual basis (or as a senior officer’s duties and responsibilities change). Base salaries, target STIP, and target long-term incentive opportunities are benchmarked against a group of comparable executive positions in general industry companies of similar revenue size as reflected in multiple third-party surveys. We seek to establish target total direct compensation opportunities (defined as base salary, target STIP, and target long-term incentive) for our named executive officers that are near a competitive range of the median of the market data. Compensation ultimately earned from these opportunities can vary from the targeted levels based on Company, business unit, and individual performance. Various other factors are taken into consideration and in certain circumstances, we may target pay above or below the competitive median. Individual target total direct compensation may be above or below the median depending on Company performance, cost considerations, the role’s scope of responsibilities, individual experience and performance, and any succession, retention, or internal equity considerations. The Company has taken a conservative approach to target long-term incentive opportunities generally below market median for senior officers. This approach is in support of the Company’s efforts to reduce costs in connection with its investment strategy and its goal to become more profitable.

In setting 2023 target compensation, the Committee performed a competitive executive compensation analysis, which included an analysis of third-party survey data prepared internally by the Company’s executive compensation group, and a peer group review of CEO pay prepared by the Consultant. Third-party general industry survey data from Aon, Pearl Meyer, and WTW were used to prepare the survey analysis. Specific companies that participated in the third-party surveys were unknown and not a factor in the Committee’s deliberations. The Consultant reviewed the survey analysis for the Committee.

The Consultant worked with the Committee and management to develop a group of peer companies to be used for market comparison purposes in terms of CEO pay levels and executive pay practices. We do not believe many companies compete directly with us in all areas of our business or are of similar size. However, in order to have a reference group of publicly traded comparators, the Consultant identified a group of relevant companies that compare to Kelly in at least some areas of our business. The resulting group of twelve comparator companies consists solely of staffing and HR-focused companies with generally similar annual revenues and recent market cap. The majority are multi-national/ global companies headquartered in U.S. The following group of companies includes direct peers and a balanced mix of some significantly smaller and larger companies in similar industries and was unchanged from last year. The peer group, unchanged from 2022, was used by the Committee and management as another reference point when assessing 2023 executive pay practices and CEO pay levels:

2023 Peer Group
● ABM Industries Incorporated	● Barrett Business Services, Inc.	● ManpowerGroup Inc.

● Adecco Group AG	● Heidrick & Struggles International, Inc.	● Randstad NV

● AMN Healthcare Services, Inc.	● Insperity, Inc.	● Robert Half International Inc.

● ASGN Inc.	● Kforce Inc.	● TrueBlue, Inc.

The Committee considers peer group and general industry survey data as a point of reference, not the sole factor in determining senior officers’ compensation. The third-party survey data and peer group analysis represent “Market Data” when referenced throughout this Compensation Discussion and Analysis. The Committee considers all resources provided as part of a holistic process that also includes officer performance and the recommendations of the Company’s CEO regarding total compensation for senior officers.

In addition to Market Data and for use as background information, the Executive Compensation group provides the Committee with comprehensive detail illustrating historical target and actual total compensation data and long-term incentive grant detail that includes grant date fair value as well as the intrinsic value of outstanding award opportunities.

The Committee reviews this detail for the executive officers and believes it is useful multi-year reference information, along with other perspectives, when considering whether compensation decisions reflect the Company’s executive compensation philosophy and performance.

53

Compensation Discussion and Analysis

Senior Officer Performance Reviews and Succession Planning

Annually, the Committee conducts a comprehensive review of performance, leadership development initiatives, and succession planning for senior officers. Combined, these processes are used to identify, develop, and evaluate the Company’s senior officers.

The Chief People Officer, with input from the CEO, prepares detailed executive performance review information for each of the senior officers, including named executive officers (other than the CEO). The performance review information for each of the senior officers includes key annual initiatives, performance results, and development opportunities. The CEO reviews the performance of the other senior officers and presents their individual performance assessments, development plans, and succession strategies to the Committee.

During the individual performance assessments, the Committee asks questions, renders advice, and makes recommendations on matters that include individual development needs, succession planning, and retention. Senior officers are not present during the discussion of their performance by the Committee. The Committee uses each executive’s individual performance assessment, the compensation analysis discussed in the previous section, and the recommendations of the CEO, to determine compensation for the senior officers.

In the fourth quarter of the year the CEO presented his performance self-evaluation which included a review of performance of the organization against strategy and business plans.

Periodic sessions are held to discuss talent and development for multiple levels of the organization, increasing transparency and understanding of talent across leadership teams and business units. Development plans are crafted to prepare emerging talent for future opportunities, including stretch assignments, formal training, experiential learning opportunities and formal coaching.

The Board approves the Company’s executive succession plan annually, including updates, and in connection with the performance assessments. The plan includes all executives at the senior officer level, as well as their potential successors from within the Company in the event of an emergency or departure of a senior officer. Documentation includes detailed executive performance review information as discussed above, readiness assessments and a review of the health and diversity of succession pipelines.

Compensation Programs: Decisions and Actions in 2023

The Committee believes the actions detailed below supported the strategic direction of the Company and helped position it for long-term success in achieving its goals.

Base Salary

Base salaries for senior officers, including the named executive officers are within a competitive range of the Market Data to ensure that the Company can attract and retain the executives necessary to successfully lead and manage the organization. Base salaries generally fall within a range (+/- 15%) around the median of salaries in the Market Data, as individual base salaries will vary based upon the factors described below. Based on Market Data available at the time of the review in November 2023, we determined that the base salaries of our named executive officers were, on average, within this competitive range of the market medians for comparable roles. Base salary is only one component of target total direct compensation and may be affected by other components to ensure that target total direct compensation meets compensation objectives.

The Committee reviews the base salaries of senior officers, including the named executive officers, on an annual basis (or as a senior officer’s duties and responsibilities change). Base salaries are determined by the Committee for each of the senior officers based on various factors, including the scope and responsibilities of the role, an individual’s experience and performance in the role, their current level of pay compared to Market Data, internal pay equity, the recommendations of the CEO, and consideration of the Company’s salary adjustment budget.

The Company’s annual total compensation review and target pay adjustment process for all employees, including the senior officers, typically occurs during the first quarter to coincide with the timing of any potential incentive award payouts. The timing alignment of compensation elements is intended to reinforce the Company’s pay-for-performance philosophy and provide each employee with their “total compensation” overview. In November 2022, the Committee conducted its annual market review of base salaries of the senior officers, including named executive officers.

The Company performed a targeted compensation review which resulted with one named executive officer receiving a base salary increase for 2023.

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Compensation Discussion and Analysis

In consideration of the factors noted above, the following base salaries for the named executive officers were approved by the Committee in 2023:

Named Executive Officer	2022 Base Salary	2023 Base Salary	Adjustment %
Peter W. Quigley	$900,000	$900,000	0.0%
Olivier G. Thirot	$667,200	$667,200	0.0%
Daniel H. Malan	$443,000	$443,000	0.0%
Vanessa P. Williams	$414,000	$475,000	14.7%
Dinette Koolhaas	$557,668	$557,668	0.0%

Notes:

•	Amounts represent base salaries in effect on December 31 of each applicable year;

•	increase for Ms. Williams was effective January 1, 2023; and

•

amounts reported for Mr. Thirot and Ms. Koolhaas are converted from Swiss Francs to U.S. Dollars at an exchange rate of 1 CHF = 1.112 USD. This is calculated using the IRS Yearly Average Currency Exchange Rate for Switzerland for 2023 of 0.899 (1 CHF ÷ 0.899 = $1.112).

Annual Cash Incentive

The Committee believes that the named executive officers should have a meaningful percentage of their total compensation earned through annual “at risk” performance-based incentives. The percentage of target total compensation at risk under the terms of the STIP increases significantly as the individual executive’s responsibilities and influence on overall corporate performance results increase. The STIP design encourages executives to meet and exceed the Company’s short-term goals that align with overall corporate strategy and improve shareholder value.

The STIP target opportunity is established as a percentage of each individual’s actual base salary earnings and is targeted near the median Market Data, but may vary based upon individual factors, internal equity, and other considerations. STIP payments can range from 0% to the maximum of 200% of target based on results relative to the goals set at the start of the year. In November 2022, the Committee reviewed the target incentive opportunity for each of the named executive officers and made one change to better align to the Market Data.

The following table shows the 2022 and 2023 STIP target opportunities, as a percent of base salary, for our named executive officers:

Named Executive Officer	2022 STIP Target %	2023 STIP Target %

Peter W. Quigley	110%	120%

Olivier G. Thirot	85%	85%

Daniel H. Malan	55%	55%

Vanessa P. Williams	65%	65%

Dinette Koolhaas	55%	55%

In the months leading up to year-end, the Committee reviews and determines the objectives, performance measures, and other terms and conditions of the STIP for the following plan year. For 2023, the Committee approved the use of Earnings from Operations (“EFO”) as the measure for the corporate component of the STIP. The Committee selected this financial measure for the STIP because it aligned with business objectives and value creation, provided balance, ensured a strong pay-performance linkage, and line of sight for senior officers, including the named executive officers.

Payout for threshold performance under the corporate component of STIP is set at 50% of a named executive officer’s target payout opportunity, with zero payout earned for performance below threshold. Achievement of target performance results in target payouts for the named executive officers. Performance above target earns incentive payouts above target and up to the maximum of 200% of target.

Performance measures used for purposes of funding STIP are the same as defined in the Company’s GAAP financial statements, excluding at the discretion of the Committee consideration of special items such as: changes in accounting principles, gains or losses on acquisitions or divestitures, changes in budget due to acquisitions or divestitures, restructuring

55

Compensation Discussion and Analysis

expenses, and other unusual items, which are defined as such and quantified in the financial statements and/or footnotes to the Company’s Annual Report on Form 10-K. Adjustments would apply only to unbudgeted items.

For 2023, additional consideration was made to certain special items related to the Company’s transformation initiatives and also with the sale of the EMEA staffing operations that resulted in an unfavorable impact to the Company’s financial performance.

In February 2023, the Committee determined and approved threshold, target, and maximum performance goal levels for the 2023 STIP. The threshold goal was set at a level for which the Committee believed it was appropriate to start earning incentives. At expected performance levels the target goal was set at the budgeted EFO. Target award opportunities remained unchanged.

Maximum goals were set at significant stretch levels, which the Committee believed warranted the earning of 200% of target payouts. For the 2023 STIP, funding for all named executive officers were based 100% on Corporate measures. Straight line interpolation occurs for achievement of performance between the specified EFO goals shown below. Participants also had an individual performance component which is funded (30%) from the Corporate EFO result. The individual performance payout can be adjusted upward or downward based on each leader’s performance against established Objectives, Goals, Strategies, Measures (“OGSMs”) and other financial and non-financial considerations. The goals at threshold, intermediate, target, and maximum for the 2023 STIP, as well as resulting performance for the measure of the corporate component were as follows:

Corporate Component		2023 Performance Goals			2023 Performance	2023 Payout
	Weighting	Threshold 50%	Target 100%	Maximum 200%

EFO	100%	$52.50	$75.00	$97.50	$72.30	94.0%

$ in millions						94.0%

Under the terms of the STIP, the Committee retains the right in its discretion to adjust a STIP award based on Company, business unit, or individual performance. The Committee has no discretion to increase a STIP award for named executive officers, outside of the aforementioned parameters. STIP awards made in 2023 to named executive officers are subject to the Company’s Clawback Policy.

Based on these performance results, at its February 13, 2024 meeting, the Committee reviewed and approved payments to the named executive officers in accordance with the STIP provisions as follows:

Named Executive Officer	2023 Base Salary Earnings	2023 STIP Target as % of Salary	2023 STIP Payout at Target	2023 Payout as a Percentage of Target	2023 STIP Payout

Peter W. Quigley	$900,000	120%	$1,080,000	94.0%	$1,015,200

Olivier G. Thirot	$667,200	85%	$567,120	94.0%	$533,093

Daniel H. Malan	$443,000	55%	$243,650	100.0%	$244,000

Vanessa P. Williams	$473,827	65%	$307,987	105.5%	$325,000

Dinette Koolhaas	$557,668	55%	$306,717	0.0%	—

Notes:

•	2023 STIP Payout amounts for Mr. Malan and Ms. Williams rounded to the nearest thousand;

•	Mr. Quigley’s final payout percentage of 94% was determined by the Committee based on overall assessment of the Company’s 2023 results;

•

for consistency, Mr. Thirot’s and Ms. Koolhaas’ amounts shown in USD using the IRS Yearly Average Currency Exchange Rate for Switzerland of 1.112. The actual exchange rate reflects the then-current rate; and

As part of the sale of our EMEA staffing operations, Ms. Koolhaas’ employment with the Company terminated March 31, 2024. As a result, she was not entitled to a payment under the STIP, and instead received a termination payment as detailed in the “Potential Payments Upon Termination or Change in Control 2023” below.

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Compensation Discussion and Analysis

Long-Term Incentives

The EIP provides for long-term incentives that reward executives for achieving the Company’s long-term growth and profitability goals. Long-term incentive compensation is also intended to help the Company retain key employees, and provide those employees shared financial interests with the Company’s shareholders and positively influence their job performance and longer-term strategic focus. The EIP allows for grants of equity and non-equity awards to key employees.

The Committee believes that compensation programs for the Company’s senior officers should include strong alignment between pay and performance, with a significant portion of “at risk” pay. As a result, the Committee has provided regular long-term incentives for senior officers, including the named executive officers that heavily emphasize performance. In 2023 our CEO continued to receive a heavily performance-based LTI grant with 75% weighting in performance shares (at target) and 25% in restricted stock. All other named executive officer’s LTI awards were 60% performance shares (at target) and 40% restricted stock. The typical incentive mix emphasizes performance-contingent awards delivered through performance shares and places a lower weighting on restricted shares.

On average, target LTI awards granted to senior officers have historically been and remained below market median for 2023. The target LTI award amounts for each senior officer, including the named executive officers, are based on an established value for each officer level. The number of shares granted to each named executive officer is based on the grant value and closing stock price on the date of grant and can be found in the “Grants of Plan-Based Awards” table, later in this document.

Performance measures used for purposes of funding LTI are the same as defined in the Company’s GAAP financial statements, excluding at the discretion of the Committee consideration of special items such as: changes in accounting, principles, gains or losses on acquisitions or divestitures, changes in budget due to acquisitions or divestitures, restructuring expenses, and other unusual items, which are defined as such and quantified in the financial statements, and/or footnotes to the Company’s Annual Report on Form 10-K. Adjustments would apply only to unbudgeted items. For 2023, additional consideration was made to certain special items related to the Company’s restructuring and EMEA divestiture.

Under the terms of the EIP, the Committee retains the right in its discretion to reduce an LTI award based on individual performance. The Committee has no discretion to increase an LTI award for named executive officers. LTI grants and any performance-based awards made under the EIP are subject to the Company’s Clawback Policy.

Performance Shares

Performance shares provide senior officers with the opportunity to earn shares, from zero to 200% of their target opportunity, based on achievement of pre-established measures and goals. For achievement of threshold performance, 50% of target performance shares would be earned; for achievement of target performance, 100% of target performance shares would be earned; and for achievement of maximum performance or higher, 200% of target performance shares would be earned under the typical long-term incentive design. Threshold goals are typically set at levels the Committee believes appropriate to start earning incentives. Target goals are set at budgeted levels, which are considered “challenging but achievable”. Maximum goals are set at significant stretch levels which the Committee believes warrant the earning of two times target payout. Straight line interpolation occurs for achievement of performance between threshold and target, and between target and maximum. Performance awards are granted in the form of Performance Share Units, which are not eligible for dividends or dividend equivalents.

For the 2023-2025 grant of performance shares, the two equally weighted financial measures, revenue growth and EBITDA margin, have one-year goals established for each of the three performance periods (2023, 2024, and 2025) that are set in the beginning of each performance period. This design provides the ability to set meaningful goals that deliver profitable growth in the continued unpredictable economic climate. In March 2023, the Committee approved goals at threshold, target, and maximum levels of performance for each of the measures for 2023. At the end of the 2023 performance period in early 2024, results for each of the two financial measures, determined the achievement and earning of shares. For the 2024 performance period, goals will be approved in early 2024 with results being reviewed in early 2025, and the 2025 performance period goals will be approved in early 2025. Any earned shares will vest 100% upon Committee approval on the third anniversary of the grant (February 2026).

57

Compensation Discussion and Analysis

The following target number of performance shares were awarded for each performance measure to the named executive officers in 2023:

Target Number of 2023-2025 Performance Shares Awarded
Name	Financial Measures		Total Number of Performance Shares @ Target
	Revenue Growth	EBITDA Margin

Peter W. Quigley	52,636	52,636	105,272

Olivier G. Thirot	17,354	17,354	34,708

Daniel H. Malan	6,218	6,218	12,436

Vanessa P. Williams	7,748	7,748	15,496

Dinette Koolhaas	6,769	6,769	13,538

The 2023 threshold goals were set at levels for which the Committee believed it was appropriate to start earning incentives; the target level was set at the expected/budgeted level, which the Committee considered were “challenging but achievable”; maximum goals were set at significant stretch levels for which the Committee believed the earning of two times target payout was warranted. Straight line interpolation occurs for achievement of performance between the stated goals.

In the event of a senior officer’s termination of employment due to death, disability, normal retirement, or termination not for cause, the officer will receive a prorated award of performance shares based on actual results achieved, if any. Normal retirement is defined as age 62 with at least five years of service, or a combination of age plus years of service equal to 70, with a minimum age of 60. In order to be eligible for a prorated award due to termination by the Company not for cause, a senior officer must have been employed for at least one year after the date the grants were approved by the Committee. The prorated amount is based on the number of whole months in the performance period that were worked by the senior officer prior to termination divided by 36. In the case of termination not for cause in connection with a change in control, performance shares vest immediately at target amounts.

2021-2023 Long-Term Incentive Performance Results – Year 3

The 2021-2023 performance shares have two financial measures, revenue growth and EBITDA margin, which have three one-year goals set in the beginning of each performance year. In February 2023, the Committee approved goals at threshold, target, and maximum levels of performance for each of the measures for the 2023 portion of the award opportunity. During its February 13, 2024 meeting, the Committee approved the results for the 2023 performance year. Earned shares vested 100% upon Committee approval. Aggregate funding for all performance measures during the 2023 performance year was 50% of target. The final performance results for the 2023 performance year are provided in the following chart:

Financial Performance Measures		2023 Performance Goals			2021 Year 3 Actual Results(1)	Payout as % of Target
	Weighting	Threshold 50%	Target 100%	Maximum 200%

Revenue Growth	50.0%	$4,822.56	$5,076.38	$5,518.03	$4,771.91	0.00%

EBITDA Margin	50.0%	1.65%	2.25%	2.77%	2.25%	100.00%

$ in millions				Weighted Payout:		50.00%

(1)	2023 performance amount includes adjustments for restructuring and divestiture costs and other considerations approved by the Committee.

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Compensation Discussion and Analysis

As a result of the above level of achievement for each of the performance measures for year 3 of the 2021-2023 LTI award, the Committee approved the following number of earned performance shares for each named executive officer.

	Financial Measure: Revenue Growth		Financial Measure: EBITDA Margin		Total # of Year 3 Performance Shares Earned
	Payout as % of Target: 0.00%		Payout as % of Target: 100.00%
Name	Year 3 Target # of Shares	Year 3 # of Shares Earned	Year 3 Target # of Shares	Year 3 # of Shares Earned

Peter W. Quigley	9,991	0	9,991	9,991	9,991

Olivier G. Thirot	5,056	0	5,056	5,056	5,056

Daniel H. Malan	1,662	0	1,662	1,662	1,662

Vanessa P. Williams	2,080	0	2,080	2,080	2,080

Dinette Koolhaas	1,598	0	1,598	1,598	1,598

2022-2024 Long-Term Incentive Performance Results – Year 2

The 2022-2024 performance shares have two financial measures, revenue growth and EBITDA margin, which have three one-year goals set in the beginning of each performance year. In February 2023, the Committee approved goals at threshold, target, and maximum levels of performance for each of the measures for the 2023 portion of the award opportunity. During its February 13, 2024 meeting, the Committee approved the results for the 2023 performance year. Earned shares will vest 100% upon the third anniversary of the grant (February 2025). Aggregate funding for all performance measures during the 2023 performance year was 50% of target. The final performance results for the 2023 performance year are provided in the following chart:

Financial Performance Measures		2023 Performance Goals			2022 Year 2 Actual Results(1)	Payout as % of Target
	Weighting	Threshold 50%	Target 100%	Maximum 200%

Revenue Growth	50.0%	$4,822.56	$5,076.38	$5,518.03	$4,771.91	0.00%

EBITDA Margin	50.0%	1.65%	2.25%	2.77%	2.25%	100.00%

$ in millions				Weighted Payout:		50.00%

(1)	2023 performance amount includes adjustments for restructuring and divestiture costs and other considerations approved by the Committee.

As a result of the above level of achievement for each of the performance measures for year 2 of the 2022-2024 LTI award, the Committee approved the following number of earned performance shares for each named executive officer.

	Financial Measure: Revenue Growth		Financial Measure: EBITDA Margin		Total # of Year 2 Performance Shares Earned
	Payout as % of Target: 0.00%		Payout as % of Target: 100.00%
Name	Year 2 Target # of Shares	Year 2 # of Shares Earned	Year 2 Target # of Shares	Year 2 # of Shares Earned

Peter W. Quigley	10,611	0	10,611	10,611	10,611

Olivier G. Thirot	5,064	0	5,064	5,064	5,064

Daniel H. Malan	1,728	0	1,728	1,728	1,728

Vanessa P. Williams	2,377	0	2,377	2,377	2,377

Dinette Koolhaas	2,159	0	2,159	2,159	2,159

2023-2025 Long-Term Incentive Performance Results – Year 1

As described above, the 2023-2025 performance shares have two financial measures, revenue growth and EBITDA margin, which have three one-year goals set in the beginning of each performance year. In February 2023, the Committee approved goals at threshold, target, and maximum levels of performance for each of the measures for the 2023 portion of the award opportunity. During its February 13, 2024 meeting, the Committee approved the results for the 2023 performance year.

59

Compensation Discussion and Analysis

Earned shares will vest 100% upon the third anniversary of the grant (February 2026). Aggregate funding for all performance measures during the 2023 performance year was 50% of target. The final performance results for the 2023 performance year are provided in the following chart:

Financial Performance Measures		2023 Performance Goals			2023 Year 1 Actual Results(1)	Payout as % of Target
	Weighting	Threshold 50%	Target 100%	Maximum 200%

Revenue Growth	50.0%	$4,822.56	$5,076.38	$5,518.03	$4,771.91	0.00%

EBITDA Margin	50.0%	1.65%	2.25%	2.77%	2.25%	100.00%

$ in millions				Weighted Payout:		50.00%

(1)	2023 performance amount includes adjustments for restructuring and divestiture costs and other considerations approved by the Committee.

As a result of the above level of achievement for each of the performance measures for year 1 of the 2023-2025 LTI award, the Committee approved the following number of earned performance shares for each named executive officer.

	Financial Measure: Revenue Growth		Financial Measure: EBITDA Margin		Total # of Year 1 Performance Shares Earned
	Payout as % of Target: 0.00%		Payout as % of Target: 100.00%
Name	Year 1 Target # of Shares	Year 1 # of Shares Earned	Year 1 Target # of Shares	Year 1 # of Shares Earned

Peter W. Quigley	17,545	0	17,545	17,545	17,545

Olivier G. Thirot	5,784	0	5,784	5,784	5,784

Daniel H. Malan	2,072	0	2,072	2,072	2,072

Vanessa P. Williams	2,582	0	2,582	2,582	2,582

Dinette Koolhaas	2,256	0	2,256	2,256	2,256

Restricted Stock

The Committee considers restricted stock to be an effective vehicle to support the Company’s long-term compensation objectives:

●	alignment with shareholder interests;

●	facilitate retention through an extended pro rata vesting structure; and

●	support meaningful stock ownership.

At its March 21, 2023 meeting, the Committee approved restricted stock grants for senior officers, including the named executive officers, which vest ratably over three years, as detailed in the Summary Compensation Table and the Grants of Plan Based Awards Table. This grant of restricted shares represents 25% for the CEO and 40% for all other senior officers’ target long-term incentive grant. The Company believes that restricted stock is an important component of total compensation for our named executive officers and the three-year, pro rata vesting feature supports the Company’s retention objective. Any remaining unvested portion of restricted stock awards is forfeited upon voluntary termination, normal retirement, and involuntary termination for cause or not for cause, unless termination not for cause is in connection with a change in control. In the case of termination not for cause in connection with a change in control, all restricted stock shares or units vest immediately. Restricted stock is prorated in the event of termination due to death or disability.

Special Awards

In December 2021, the Committee approved performance contingent restricted stock grants (KEEP Awards) for senior officers, including the named executive officers, and certain other senior leaders. These grants of restricted stock units had three financial measure hurdles that had to be achieved in order for shares to become earned and eligible for vesting. In January 2023, the Committee approved an adjustment in the vesting for the Company gross profit portion of this award to 50% upon certification and the remaining 50% six months after certification; there was no change to the goal. In 2022 the gross profit goal was achieved and shares vested during 2023. In 2023 the specialty gross profit goal was achieved and as a result during its August 9, 2023 meeting, the Committee approved an adjustment in the vesting for the specialty gross profit

60

Compensation Discussion and Analysis

portion of this award to 50% upon certification and the remaining 50% six months after certification; there was no change to this goal. The third goal, conversion rate, continues to have the potential to be earned during the first half of 2024.

Financial Measure: Conversion Rate
Name	Target # of Shares

Peter W. Quigley	21,857

Olivier G. Thirot	17,971

Daniel H. Malan	7,286

Vanessa P. Williams	5,343

Dinette Koolhaas	4,856

In 2023, there was a special recognition grant made to Mr. Malan. The Committee approved a grant of restricted stock valued at approximately $250,000 for Mr. Malan as noted in the Grants of Plan-Based Awards Table. These shares will cliff vest on the second anniversary date of the grant, which was made on February 14, 2023.

Retirement Benefits

Highly compensated employees in the U.S. are not eligible to participate in the Company’s qualified 401(k) plan. In order to provide a competitive total compensation package, the Company has established the Management Retirement Plan (the “MRP”). The MRP is a U.S. nonqualified defined contribution/deferred compensation plan available to all highly compensated employees, including the named executive officers, as outlined by Section 414(q)(1)(B)(i) of the Code. Employees who are working in the U.S. while on an international assignment are not eligible to participate in the MRP. All participants in the MRP can elect to defer from 2% to 25% of their annual base earnings and 2% to 50% of their annual cash incentive earnings. Matching contributions by the Company equal 50% of the first 10% of base salary and annual cash incentives deferred by a participant. Other than the MRP, there are no other retirement income plans available to the Company’s highly compensated employees in the U.S. The MRP provides all participants, including the named executive officers, with a tax gross-up of Medicare taxes incurred on contributions to the plan. The Medicare tax gross-up provides for parity with other employees who are eligible to participate in the Company’s tax-qualified 401(k) plan and therefore do not pay Medicare tax on Company contributions.

Mr. Thirot’s Retirement Benefits

As a resident of Switzerland, Mr. Thirot participates in the Swiss Social Insurance System (“Swiss System”) that provides retirement, disability, and death benefits. His Swiss retirement benefit includes contributions that he makes to the fund, as well as Company contributions that are made to the fund on his behalf. Mr. Thirot participated in the MRP during the period 2017-2021 while he was a resident of the U.S. and retains a benefit from both his contributions and contributions the Company made on his behalf to that plan.

Ms. Koolhaas’ Retirement Benefits

As a resident of Switzerland, Ms. Koolhaas also participates in the Swiss System that provides retirement, disability, and death benefits. Her retirement benefit includes contributions that she makes to the fund, as well as Company contributions that are made to the fund on her behalf. Ms. Koolhaas does not participate in any U.S.- based retirement plans.

Mr. Thirot’s Health and Welfare Benefits

Mr. Thirot is required by Swiss law to carry health care coverage. However, the Company’s Swiss entity does not provide health care coverage to its employees, nor do we provide Mr. Thirot with a health care allowance. Under the Swiss System, Mr. Thirot’s spouse is eligible to receive benefits in the event of his death from sickness or accident. He no longer participates in any U.S. health and welfare benefit programs.

Ms. Koolhaas’ Health and Welfare Benefits

Ms. Koolhaas receives a health care allowance as part of her Swiss compensation that is intended to help defray the cost of obtaining health care coverage for herself and her family in Switzerland. Residents in Switzerland are required to carry health care coverage, however it is not common for Swiss companies to provide this benefit to their employees. The Company’s

61

Compensation Discussion and Analysis

Swiss entity does not provide health care coverage to its employees. Under the Swiss System, Ms. Koolhaas’ spouse is eligible to receive benefits in the event of her death from sickness or accident. She is not a participant in any U.S. health and welfare benefit programs.

Perquisites

A modest level of perquisites is available to named executive officers:

Perquisite	Benefit	Usage in 2023

Executive Physical	To ensure senior officers monitor their health and general well-being, an annual physical examination is provided at the Company’s expense. Senior officers may also use their own physician to perform the required tests and evaluations, in lieu of using the selected facilities. For those senior officers, expenses were processed through their employee health care coverage and not through the executive physical program.	Two named executive officers utilized the formal executive physical program in 2023.

Vacation Facility	Company-owned condominium is available on a limited basis to employees at the Vice President level and above.	One named executive officer used the vacation facility in 2023.

The aggregate amount of perquisites provided in 2023 for each of the named executive officers, except for Mr. Thirot and Ms. Koolhaas, was less than $10,000 and therefore only the perquisites for Mr. Thirot and Ms. Koolhaas are reported in the Summary Compensation Table.

Senior Executive Severance Plan

To encourage the retention of certain key executives of the Company and thereby promote the stability and continuity of management, the Senior Executive Severance Plan (“Severance Plan”) was established by the Company and approved by the Committee effective March 31, 2017. During its March 23, 2021 meeting, the Committee approved expanding the Severance Plan to include other senior officers. For 2023, the named executive officers participating in the Severance Plan were, Messrs. Quigley and Malan and Ms. Williams. The Severance Plan provides severance benefits in the event a participant’s employment is terminated under certain circumstances as explained and illustrated in Potential Payments Upon Termination or Change in Control (below). The Plan does not provide excise tax gross-ups to participants under Section 280G of the Code.

The Company’s EIP provides for the immediate vesting of restricted stock and performance awards upon a qualified termination in connection with a change in control (e.g., “double trigger”), which is also explained in Potential Payments Upon Termination or Change in Control.

Under the terms of the Severance Plan covering the eligible named executive officers, each would be entitled to severance payments and benefits in the event that he or she experiences a “qualifying termination” (i.e., any termination of the participant by the Company other than for cause, disability, or death, or for good reason by a participant in connection with a change in control as is defined in the Severance Plan). A change in control will not automatically entitle an eligible named executive officer to severance benefits or equity acceleration; instead, the executive must also lose his or her job, or suffer a significant adverse change to employment terms or conditions in order to be eligible for benefits under the Severance Plan. In the event of a termination for any reason, eligible named executive officers would be entitled to any earned compensation owed but not yet paid as of the date of termination. Eligible named executive officers would also be entitled to payment of vested benefits, if any. Details of the Severance Plan are provided in the Potential Payments Upon Termination or Change in Control section of this Proxy Statement.

Mr. Thirot’s Severance Benefit

Under the terms of Mr. Thirot’s Swiss employment agreement he is eligible for similar severance benefits to a Tier 2 participant of the Severance Plan.

Ms. Koolhaas’ Severance Benefit

Under the terms of Ms. Koolhaas’ Swiss employment agreement she is eligible for similar severance benefits to a Tier 3 participant of the Severance Plan.

As a consequence of the completion of the sale of our EMEA staffing operations, Ms. Koolhaas’ employment terminated March 31, 2024. The termination payments to be made to Ms. Koolhaas are described in the “Potential Payments Upon Termination or Change in Control” section below.

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Compensation Discussion and Analysis

Governance of Executive Compensation Programs

Executive Stock Ownership and Retention Requirements

The Committee implemented minimum stock ownership and retention requirements to encourage meaningful stock ownership by the Company’s executives that aligns their interests more closely with shareholders’ interests. The Committee periodically reviews the Executive Stock Ownership Requirements to ensure the design is consistent with current market practice and those of our peers, as determined by research performed by the Consultant. The requirements are expressed as a multiple of base salary for each level of senior officer, as shown in the table below.

2023 Minimum Stock Ownership Requirements
Multiple of Base Salary
CEO	EVP	Other Senior Officers
6x	3x	1x-1.5x

During 2023, the Committee reviewed the executive stock ownership requirements to be in line with market practice and continue to focus on the retention of senior officers. Under the ownership requirements, senior officers are required to hold (50%) of the after-tax shares acquired upon equity award vesting until compliance with the stock ownership requirements is achieved.

Shares counted toward achievement of ownership requirements include: directly owned shares, shares held by family or trusts, and 100% of unvested restricted stock awards, restricted stock units, and earned unvested performance shares. Although there is not a fixed compliance period, it is likely that new senior officers will reach the requirements within five years from their start date. The Committee reviews each executive’s progress towards and compliance with the share ownership requirements on an annual basis. If the required level of ownership is not achieved within a reasonable period of time or an executive falls out of compliance with the requirements, the Committee can eliminate or adjust the amount of any future equity awards. Stock ownership levels must be maintained as long as the executive is employed by the Company as a senior officer and is subject to the terms of the Executive Stock Ownership Requirements.

As of February 13, 2024, all named executive officers have met their stock ownership requirement.

Incentive Compensation Recovery (“Clawback”) Policy

The Company’s Clawback Policy applies to awards granted under the STIP and EIP on or after January 1, 2011 to officers of the Company who are subject to Section 16 of the Securities Exchange Act of 1934. In early 2019, the application of the Clawback Policy was broadened to include all senior officers. These officers are required to repay or forfeit, to the fullest extent permitted by law and as directed by the Committee, any performance-based annual or long-term incentive compensation, based on the achievement of financial results that were subsequently restated due to the Company’s material non-compliance with the financial disclosure requirements of the federal securities laws, provided the amount of incentive compensation that would have been received or earned would have been lower had the financial results been properly reported. In 2023, the Company modified its policy to comply with the provisions of the new SEC and Nasdaq rules and regulations. The Clawback Policy is included as part of the Company’s updated Insider Trading Policy and Section 16 Compliance Procedures.

Hedging and Pledging of Shares

The Company’s Insider Trading Policy and Section 16 Compliance Procedures strictly prohibit the Company’s directors and all employees, including the named executive officers, from engaging in hedging, monetization or other derivative or speculative transactions in securities of the Company. This includes short sales, failing to deliver Company securities sold, put or call options, equity swaps, collars, forward sale contracts, exchange funds, holding Company securities in a margin account, or pledging Company securities as collateral for a loan. The EIP does not allow the pledging, sale, assignment, or transfer of shares in any manner, except if the Committee determines that a transfer will not violate any requirements of the SEC or IRS. The Committee may permit an inter vivos transfer by gift to, or for the benefit of, a family member of the grantee.

Tax Considerations: Deductibility of Executive Compensation

Section 162(m) of the Code places a limit of $1 million on the amount of compensation that can be deducted for tax purposes for the CEO, CFO, and other three highest paid executives listed in the Summary Compensation Table, or were listed in the Summary Compensation Table in any preceding year after 2016. Prior to 2018, the Company’s incentive compensation programs were generally designed to qualify for the performance-based exception to this limit. Beginning in 2018, effective

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Compensation Discussion and Analysis

with the Tax Cuts and Jobs Act that was enacted in December 2017, the corporate tax deduction previously available for performance-based compensation above $1 million for current or former named executive officers was eliminated. This means that pay to each current or former named executive officer in excess of $1 million is no longer tax deductible. Now that the performance-based exception is no longer available, the Company will no longer include reference to Section 162(m) related limitations or provisions or shareholder approval for this purpose. However, management and the Committee currently intend to retain as good governance, certain practices that had been in place previously for Section 162(m) purposes. These practices include: specification of guidelines for the adjustment of special items, establishing performance goals within the first ninety days of a performance period, and requiring the Committee’s certification of results prior to the payout of any award.

Compensation and Talent Management Committee Report

Prior to and at the Special Board of Directors meeting held on March 19, 2024, the Compensation and Talent Management Committee members reviewed and discussed the Compensation Discussion and Analysis presented in this Proxy Statement. Based on its review and subsequent discussions with management, the Committee approved the Compensation Discussion and Analysis and directed management to include it in this Proxy Statement.

This report is submitted by the Compensation and Talent Management Committee of the Board of Directors.

THE COMPENSATION AND TALENT MANAGEMENT

COMMITTEE

ROBERT S. CUBBIN, CHAIR

GERALD S. ADOLPH

INAMARIE F. JOHNSON

LESLIE A. MURPHY

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2023 Executive Compensation Tables

Summary Compensation Table 2023

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2),(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4)(5)(6) ($)	Total ($)

Peter W. Quigley	2023	900,000	—	2,160,522	—	1,015,200	—	87,702	4,163,424

President and Chief	2022	884,077	—	1,811,085	—	777,988	—	62,131	3,535,281

Executive Officer	2021	840,000	—	2,734,149	—	320,628	—	43,831	3,938,608

Olivier G. Thirot	2023	667,200	—	897,770	—	533,093	—	88,086	2,186,148

Executive Vice President	2022	620,583	—	864,388	—	443,300	—	76,181	2,004,451

and Chief Financial Officer	2021	588,000	—	1,732,281	—	180,000	—	45,225	2,545,506

Daniel H. Malan	2023	443,000	—	571,681	—	244,000	—	—	1,258,681

Senior Vice President and	2022	—	—	—	—	—	—	—	—

President Science,	2021	—	—	—	—	—	—	—	—

Engineering, & Technology

Vanessa P. Williams	2023	473,827	—	400,835	—	325,000	—	26,122	1,225,784

Senior Vice President and	2022	413,115	—	405,706	—	225,600	—	20,666	1,065,088

General Counsel	2021	—	—	—	—	—	—	—	—

Dinette Koolhaas	2023	557,668	—	350,178	—	—	—	50,020	957,866

Senior Vice President and	2022	521,865	—	368,498	—	318,900	—	32,859	1,242,122

President International	2021	535,240	—	505,786	—	198,000	—	34,138	1,273,163

(1)	Represents 2023, 2022, and 2021 actual base salary earnings. Ms. Williams was not a named executive officer in 2021 and Mr. Malan was not a named executive officer in 2022 or 2021.

(2)

The grant date fair values reported for 2023 are determined by multiplying the number of shares granted by the Market Value (“MV”) on the grant date. MV for Restricted Stock is determined by the closing price on the date of grant. MV for Performance Shares is determined by the closing stock price on the date of grant, discounted because these shares are not eligible for dividends. The MV for the Restricted Stock granted to Mr. Malan on February 14, 2023 is $17.93 and to all named officers on March 21, 2023 is $16.03. The MV for Performance Shares granted to all named officers on March 21, 2023 is $15.18.

(3)

The maximum number of shares and award value for Performance Share awards for the 2023-2025 performance period is 200% of target shares granted. The table below shows the maximum number of shares and value for Performance Share awards based on achievement of financial measures using the values of $15.18 for shares granted March 21, 2023.

Name	Maximum Number of Performance Shares	Maximum Value of Performance Shares

Peter W. Quigley	210,544	3,196,058

Olivier G. Thirot	69,416	1,053,735

Daniel H. Malan	24,872	377,557

Vanessa P. Williams	30,992	470,459

Dinette Koolhaas	27,076	411,014

(4)

Amounts for named executive officers include company matching contributions to the Management Retirement Plan (“MRP”), and Medicare tax gross-ups on those MRP contributions. (See table below.) The total value of perquisites provided to each named executive officer (other than Mr. Thirot and further below, Ms. Koolhaas) in 2023 was less than $10,000 and, in accordance with reporting regulations, were not required to be included in this table.

Name	Company Matching MRP Contributions	MRP Medicare Gross-ups	Total All Other Compensation

Peter W Quigley	83,899	3,803	87,702

Daniel H. Malan	—	—	–

Vanessa P. Williams	23,691	2,431	26,122

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2023 Executive Compensation Tables

(5)

The amount reported for Mr. Thirot includes carryover costs associated with his international assignment from Switzerland to the U.S.: fee’s related to U.S. tax preparation of $6,415, fee’s related to Switzerland tax preparation of $19,884, and additional administrative expenses of $1,315, car allowance, and supplemental contribution to the government-mandated occupational pension benefit program paid through Swiss payroll. The amount reported for Ms. Koolhaas includes her representation allowance, supplemental health care allowance, and supplemental contribution to the government-mandated occupational pension benefit program paid through Swiss payroll.

Name	International Assignment Carryover Cost	Car Allowance	Supplemental Pension Contributions	Total All Other Compensation

Olivier G. Thirot	27,614	22,685	37,787	88,086

Name	Representation Allowance	Supplemental Health Care	Supplemental Pension Contributions	Total All Other Compensation

Dinette Koolhaas	20,016	6,305	23,699	50,020

(6)

Amounts reported for Mr. Thirot and Ms. Koolhaas are converted from Swiss Francs to U.S. Dollars at an exchange rate of 1 CHF = 1.112 USD. This is calculated using the IRS Yearly Average Currency Exchange Rate for Switzerland for 2023 of 0.899 (1 CHF ÷ 0.899 = $1.112).

Grants of Plan-Based Awards 2023(1)

	Grant Date(2)	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units(5) (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Peter W. Quigley	STIP		540,000	1,080,000	2,160,000
	3/21/2023					52,636	105,272	210,544		1,598,029
	3/21/2023								35,090	562,493

Olivier G. Thirot	STIP		283,560	567,120	1,134,240
	3/21/2023					17,354	34,708	69,416		526,867
	3/21/2023								23,138	370,902

Daniel H. Malan	STIP		121,825	243,650	487,300
	2/14/2023								13,943	249,998
	3/21/2023					6,218	12,436	24,872		188,778
	3/21/2023								8,291	132,905

Vanessa P. Williams	STIP		153,994	307,987	615,975
	3/21/2023					7,748	15,496	30,992		235,229
	3/21/2023								10,331	165,606

Dinette Koolhaas	STIP		158,000	316,000	632,000
	3/21/2023					6,769	13,538	27,076		205,507
	3/21/2023								9,025	144,671

(1)	The Company has not granted stock options since 2004, including 2023. Accordingly, this column has been eliminated from the table.

(2)

Long-term incentive grants to named executive officers, consisting of Restricted Stock Awards/Units and Performance Shares, were approved by the Committee at its February 14, 2023, meeting for Mr. Malan and its March 21, 2023, meeting for all named officers.

(3)

Shown are the Threshold, Target, and Maximum payouts for which each executive was eligible under our STIP with respect to fiscal 2023 performance. Amounts actually earned with respect to these awards are included in the Summary Compensation Table as Non-Equity Incentive Plan compensation. Further detail regarding actual 2023 STIP awards appear in the Compensation Discussion & Analysis.

(4)

Performance Shares granted in 2023 are earned based upon achievement of two financial measures. These two measures are equally weighted. Achievement of a threshold level of performance on either measure results in 50% of the target shares for that measure being earned. Achievement of the target level of performance on either measure results in 100% of the target shares for that measure being earned. Achievement of the maximum level performance on either measure results in 200% of the target shares for that measure being earned by the named executive officer. Achievement between these levels for each measure is interpolated on a straight-line basis.

(5)

Restricted Stock Awards/Units granted on March 21, 2023 vest ratably on each of the first three anniversaries of the date of grant (33.3% per year). Restricted Stock Awards granted to Mr. Malan on February 14, 2023 will cliff vest on the second anniversary of the date of grant.

(6)

The grant date fair values reported for 2023 are determined by multiplying the number of shares granted by the Market Value (“MV”) on the grant date. MV for Restricted Stock is determined by the closing price on the date of grant. MV for Performance Shares is determined by the closing stock price on the date of grant, discounted because these shares are not eligible for dividends. The MV for the Restricted Stock granted to Mr. Malan on February 14, 2023 is $17.93 and to all named officers on March 21, 2023 is $16.03. The MV for Performance Shares granted to all named officers on March 21, 2023 is $15.18.

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2023 Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year End 2023(1)

Name	Grant Year	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested(2)(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)

Peter W. Quigley	2023	52,635	1,137,969	70,182	1,517,335
	2022	41,776	903,197	21,222	458,820
	2021	41,054	887,587	21,857	472,548
	2020	18,592	401,959	—	—

Olivier G. Thirot	2023	28,922	625,294	23,140	500,287
	2022	19,938	431,060	10,130	219,011
	2021	24,229	523,831	17,971	388,533
	2020	9,406	203,358	—	—

Daniel H. Malan	2023	24,306	525,496	8,292	179,273
	2022	6,804	147,102	3,458	74,762
	2021	8,654	187,099	7,286	157,523
	2020	13,907	300,669	—	—

Vanessa P. Williams	2023	12,913	279,179	10,332	223,378
	2022	9,359	202,342	4,754	102,781
	2021	8,948	193,456	5,343	115,516
	2020	5,042	109,008	—	—

Dinette Koolhaas	2023	11,281	243,895	9,026	195,142
	2022	8,500	183,770	4,318	93,355
	2021	7,243	156,594	4,856	104,987
	2020	2,972	64,255	—	—

(1)

The Company did not grant stock options during the 2023 fiscal year. All previously outstanding granted stock options for the named executive officers expired during the 2014 fiscal year. As a result, there are no outstanding options to report and, accordingly, these columns have been eliminated from the table.

(2)

All outstanding Restricted Stock Awards/Units granted before 2023 vest ratably over four years. Restricted Stock Awards/Units granted in 2023 and after vest ratably over three years, with the exception of Mr. Malan’s February 14, 2023 award which has a two-year cliff vest. 2021 total includes 50% of the Specialty GP mix portion of the KEEP award. The number of outstanding shares has been determined as of December 31, 2023, the last day of the Company’s fiscal year 2023.

(3)

Performance results for the first, second and third year of the 2021-2023 LTI are reflected in these totals, which is detailed above in the “2021-2023 Long-Term Incentive Performance Results” section. Performance results for the first and second year of the 2022-2024 LTI are reflected in these totals, which is detailed above in the “2022-2024 Long-Term Incentive Performance Results” section. Performance results for the first year of the 2023-2025 LTI are reflected in these totals, which is detailed above in the “2023-2025 Long-Term Incentive Performance Results” section.

(4)	The market value is determined based on the closing market price of our common shares on the last trading day of the 2023 fiscal year, December 29, 2023 ($21.62).

(5)

Performance Shares granted in 2021, 2022 and 2023 are earned based upon achievement of selected financial measures over three one-year periods. If the minimum or threshold performance is not attained, the performance shares will be forfeited. The table includes the 2022 Performance Shares year three and the 2023 Performance Shares years two and three, at target.

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2023 Executive Compensation Tables

Option Exercises and Stock Vested 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Peter W. Quigley	—	—	62,249	1,110,746

Olivier G. Thirot	—	—	42,447	757,156

Daniel H. Malan	—	—	26,199	444,538

Vanessa P. Williams	—	—	14,860	268,693

Dinette Koolhaas	—	—	12,572	224,469

(1)	Value Realized on Vesting is calculated by multiplying the shares vested times the stock closing price on the day of vesting.

Nonqualified Deferred Compensation 2023

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year End(5) ($)

Peter W. Quigley	167,799	83,899	546,287	(164,178)	3,133,956

Olivier G. Thirot	—	—	25,464	—	1,020,411

Daniel H. Malan	—	—	—	—	—

Vanessa P. Williams	47,383	23,691	43,460	—	231,791

(1)

Executives may defer a percentage of their base salary (up to 25%) and incentive earnings (up to 50%) for retirement. These amounts, as applicable, are reported as a part of the salary or incentive earnings found in the Summary Compensation Table.

(2)

Registrant Contributions in Last Fiscal Year above represent Company matching contributions (50% of the first 10% of salary and annual incentive deferrals), and they are also reported as All Other Compensation in the Summary Compensation Table.

(3)

Represents actual earnings (or loss) from the investment of the prior year aggregate balance plus the earnings on current year executive and Company contributions. The aggregate earnings are based on investment options that are also offered to employees who participate in the Company’s tax-qualified 401(k) plan. As these earnings are not “above market” interest payments or preferential earnings, they are not included in the Summary Compensation Table.

(4)

Participants may elect to receive distributions after separation from service, the later of a specified age and separation of service or a scheduled in-service distribution. Amounts may be paid as a lump sum, monthly installments for up to 20 years, or a combination of the two as elected by the participant.

(5)

Amounts reported in this column include the following amounts that have been reported in the Summary Compensation Table for fiscal years 2013-2023: Peter W. Quigley ($1,085,878); Named in the proxies for fiscal years 2015-2023: Olivier G. Thirot ($791,800); Named in the proxies for fiscal years 2022-2023: Vanessa P. Williams ($44,347).

Potential Payments Upon Termination or Change in Control 2023

Summary of Potential Payments

This section describes the potential additional payments and benefits under our compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment under certain circumstances. Named executive officers would also be entitled to vested benefits and generally available benefits under our various plans and arrangements, as discussed after the Potential Payments Upon Termination or Change in Control table. The Company does not maintain employment agreements with our named executive officers, other than where it is customary outside of the U.S., as in the case of Mr. Thirot and Ms. Koolhaas. The table following the narrative discussion summarizes the amounts payable upon termination under certain circumstances to our named executive officers, assuming that the executive’s employment terminated on December 31, 2023, the last day of our fiscal year.

Senior Executive Severance Plan

The Company implemented the Senior Executive Severance Plan (“Severance Plan”) for a limited number of executive officers in March 2017. During its March 23, 2021 meeting, the Committee approved expanding the Severance Plan to include

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2023 Executive Compensation Tables

other senior officers. Described below and illustrated in the table, Potential Payments Upon Termination or Change in Control, are the different elements payable under the Severance Plan if a named executive officer who was a party to the Severance Plan would experience a qualifying termination. All continuation amounts would be paid over the salary continuation period in compliance with Section 409A of the Code. Messrs. Quigley and Malan and Ms. Williams were covered in the Severance Plan for 2023. Mr. Thirot and Ms. Koolhaas are covered by the terms of their employment agreements as summarized below.

If one of the eligible named executive officers were to have experienced a qualifying termination under the Severance Plan in 2023, the named executive officer would have been entitled to severance benefits based on the type of qualified termination and whether they were a Tier 1, Tier 2, or Tier 3 participant. Mr. Quigley was the only Tier 1 participant in the Severance Plan. Ms. Williams was the only Tier 2 participant in the Severance Plan. Mr. Thirot’s employment agreement provides him with similar Tier 2 severance benefits. Mr. Malan was a Tier 3 participant in the Severance Plan. Ms. Koolhaas’ employment agreement provides her with similar Tier 3 severance benefits. A “qualified termination” is any termination of a participant’s employment: by the Company other than for cause, disability, or death; or for “good reason” by a participant in connection with a change in control.

For a qualified termination that occurs not in connection with a change in control, a Tier 1 participant would receive severance payments in the form of base salary continuation for a period of 24 months, a Tier 2 participant would receive severance payments in the form of base salary continuation for a period of 18 months, and a Tier 3 participant would receive severance payments in the form of base salary continuation for a period of 12 months. In addition, Tier 1, Tier 2, and Tier 3 participants would receive a prorated portion of their annual incentive compensation for the fiscal year in which the termination occurred, based on the actual performance results for the year. The pro rata annual incentive payout will be determined based on the number of days in the fiscal year the eligible named executive officer was actually employed during such plan year divided by 365. Prorated annual incentive awards are paid at the same time that incentive compensation for the same year is paid to the other senior officers of the Company, following certification by the Committee that applicable performance goals have been attained. Salary continuation amounts would be paid by the Company in installments over the severance period and in accordance with the Company’s standard payroll practice, subject to the requirements of Section 409A.

For a qualified termination that occurs in connection with a change in control, a Tier 1 participant would receive a single lump sum severance payment equal to two times the sum of the participant’s annual base salary and target annual incentive compensation. A Tier 2 participant would receive a single lump sum severance payment equal to one and one-half times the sum of the participant’s annual base salary and target annual incentive compensation. A Tier 3 participant would receive a single lump sum severance payment equal to one time the sum of the participant’s annual base salary and target annual incentive compensation. In addition, Tier 1, Tier 2, and Tier 3 participants would receive a prorated portion of their annual incentive compensation. If the qualifying termination occurred in the same year as the change in control, a prorated portion of the participant’s annual incentive compensation is paid based on achievement of a target level of performance. If the qualifying termination occurred in the two years following a change in control, a prorated portion of the participant’s annual incentive compensation is paid based on the actual performance results achieved for the year. Any pro rata annual incentive payout will be determined based on the number of days in the fiscal year the eligible named executive officer was actually employed during such plan year divided by 365. Prorated annual incentive awards are paid in a lump sum at the same time that incentive compensation for the same year is paid to the other senior officers of the Company, following certification by the Committee that applicable performance goals have been attained. Participants are subject to a best-net cutback for 280G excise tax calculations with no excise tax gross-ups provided under the Severance Plan.

Subject to the participant’s timely election of continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company would provide comparable medical (including prescription drug), dental, vision, and hospitalization benefits to the eligible named executive officer and his or her eligible dependents for the severance period, provided the named executive officer continues to pay the applicable employee rate for such coverage and the named executive officer remains eligible for COBRA coverage. The severance period for a Tier 1 participant is 24 months, for a Tier 2 participant is 18 months, and for Tier 3 participant is 12 months.

The eligible named executive officer will be entitled to receive reimbursement for professional outplacement services actually incurred during the initial 12-month period following termination, not to exceed $10,000.

The eligible named executive officers, as a condition to receiving payments under the Severance Plan, are required to sign a general release of claims relating to their employment. In addition, they are required to agree not to directly or indirectly, individually or in any capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity, that is in direct competition with the business of the Company for the 12 months following termination.

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2023 Executive Compensation Tables

During the 12 months following termination, the eligible named executive officers must also agree to not induce any employee of the Company to terminate employment with the Company, nor knowingly offer employment to any person who is or who was employed by the Company unless such person has ceased to be employed by the Company for a period of at least six months.

Named executive officers covered under the Severance Plan may not disparage, slander, or injure the business reputation or goodwill of the Company.

Named executive officers must maintain as secret and confidential all protected information such as trade secrets, confidential and proprietary business information of the Company, and any other information of the Company, including but not limited to customer lists, sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its agents or employees, including the named executive officer.

Noncompliance with any of the above may result in the loss of severance benefits.

Treatment of Long-Term Incentive Awards

Each equity-based award is conditioned upon the grantee’s acceptance of the terms of the EIP and the grant agreement, which includes restrictive covenants such as post-employment conditions not to solicit the Company’s employees or customers and not to compete against the Company for twelve months following any termination of employment, and indefinite covenants covering non-disparagement and confidentiality terms. Each of our named executive officer’s performance-based equity awards is subject to the Company’s Clawback Policy. Provisions for the treatment of long-term incentive awards upon various termination scenarios are outlined in the table below.

Termination	Restricted Stock/Units (Time Vesting)	Performance Shares (Performance and Time Vesting)

Termination not for Cause in connection with a Change In Control	Immediate Vesting	Immediate Vesting at Target

Other Termination not for Cause	Forfeit	Prorated based on actual results (as determined at the end of the cycle), subject to employment for at least one year after the date grant was approved

Termination for Good Reason in connection with a Change in Control	Immediate Vesting	Immediate Vesting at Target

Termination for Cause	Forfeit	Forfeit

Voluntarily Quit	Forfeit	Forfeit

Retirement	Forfeit	Prorated based on actual results (as determined at the end of the cycle) for “Normal Retirement” defined as age 62 with 5 years of service or as a combination of age plus years of service equal to 70, with a minimum age of 60

Death or Disability	Prorated	Prorated based on actual results

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2023 Executive Compensation Tables

Based on the terms of the severance plans and treatment of LTI awards for each upon termination of employment as outlined above, the table below illustrates the amounts that each named executive officer would receive in each of the potential termination scenarios.

Event and Amounts	Peter W. Quigley ($)	Olivier G. Thirot ($)	Daniel H. Malan ($)	Vanessa P. Williams ($)

Involuntary Termination (For Cause)

No other payments due

Voluntary Termination

No other payments due

Death or Disability

Performance Shares (Equity-Based)(1)	1,373,713	612,149	208,244	271,742

Restricted Shares(2)	763,856	473,932	487,357	185,369

Total	2,137,569	1,086,081	695,601	457,111

Normal Retirement (Age 62 and 5 Years of Service or any Combination of Age + Service > 70 with Minimum Age of 60)

Performance Shares (Equity-Based)(1)	1,373,713	612,149	—	—

Involuntary Termination (Not For Cause)

Cash Severance(3)	1,800,000	1,000,800	557,668	712,500

Pro-Rated Annual Incentive(4)	1,015,200	533,093	244,000	325,000

Performance Shares (Equity-Based)(1)	994,390	487,099	163,447	215,919

Restricted Shares(2)	—	—	—	—

Benefits Continuation(5)	20,497	56,681	6,666	20,659

Outplacement Services(6)	10,000	10,000	10,000	10,000

Total	3,840,088	2,087,672	981,781	1,284,078

Termination in Connection with a Change In Control (For Good Reason or Not For Cause)

Cash Severance(3)	3,960,000	1,851,480	686,650	1,175,625

Pro-Rated Annual Incentive(4)	1,080,000	567,120	243,650	308,750

Performance Shares (Equity-Based)(1)	3,349,868	1,331,446	462,279	597,901

Restricted Shares(2)	2,429,548	1,559,926	1,109,646	627,759

Benefits Continuation(5)	20,497	56,681	6,666	20,659

Outplacement Services(6)	10,000	10,000	10,000	10,000

Total	10,849,913	5,376,653	2,518,891	2,740,694

(1)

In the event of a named executive officer’s termination of employment due to disability, death, normal retirement (defined as age 62 with five years of service or any combination of age + service = 70 with a minimum age of 60), or termination by the Company without Cause, at the end of the performance period and following approval by the Compensation and Talent Management Committee, the named executive officer (or the named executive officer’s beneficiary) would receive a pro rata portion of the equity-based Performance Award that would have otherwise vested if employment had continued until the end of the performance period, based on the portion of the performance period that the officer was employed and based on the performance level achieved. Amounts shown for termination due to death or disability, reflect actual shares earned for the 2021 Year 1, Year 2 and Year 3, 2022 Year 1 and Year 2, and 2023 Year 1 PSU grants. For termination by the Company without Cause, the named executive officer must have been employed for at least one year following the date of each grant in order to be eligible to receive prorated performance shares. Upon a Change in Control, if awards are not assumed, converted, or replaced by the resulting entity, all vesting restrictions on outstanding Performance Awards shall lapse, with any applicable performance goals deemed to be satisfied as if “target” performance had been achieved and all such Awards become fully vested and exercisable, effective as of the date of such Change in Control. The value under the pro rata settlement or Change in Control settlement (assuming the December 29, 2023 stock value of $21.62) is shown in the table.

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2023 Executive Compensation Tables

(2)

In the event of a named executive officer’s termination of employment due to disability or death, the named executive officer (or the named executive officer’s beneficiary) would receive a pro rata settlement of unvested restricted shares outstanding at the time of termination. For each grant of restricted stock awards/units, the number of shares settled would equal the total number of restricted shares originally granted times the ratio of days employed since the grant date divided by total number of days in the vesting period less the number of restricted shares already settled on the anniversary dates of the grant. Upon a Change in Control, if awards are not assumed, converted, or replaced by the resulting entity, all vesting restrictions on outstanding Restricted Share awards/units shall lapse, and all such Awards become fully vested and exercisable, effective as of the date of such Change in Control. The value under the prorated settlement or Change in Control settlement (assuming the December 29, 2023 stock value of $21.62) is shown in the table.

(3)

Per the Severance Plan, for involuntary termination by the Company without cause, the value of cash severance includes base salary continuation for Mr. Quigley for 24 months, Ms. Williams for 18 months, and Mr. Malan for 12 months. For payments under Change in Control, with qualifying termination, Mr. Quigley would receive a lump sum payment equal to 2 times the sum of his annual base salary and target annual incentive; Ms. Williams would receive a lump sum payment equal to 1.5 times the sum of base salary and target annual incentive; and Mr. Malan would receive a lumpsum payment equal to one time the sum of base salary and target annual incentive. Per Mr. Thirot’s Swiss employment agreement, for involuntary termination by the Company without cause, the value of cash severance includes base salary continuation for Mr. Thirot for 18 months. For payments under Change in Control, with qualifying termination, Mr. Thirot would receive a lump sum payment equal to 1.5 times the sum of base salary and target annual incentive

(4)

In the event of an involuntary termination by the Company without cause and not in connection with a change in control, Messrs. Quigley and Malan, and Ms. Williams were eligible to receive a pro rata portion of their annual Incentive Compensation for such fiscal year, based on the actual performance results for such year. In the event of an involuntary termination by the Company without cause or termination by the named executive officer for good reason, either occurring in connection with a change in control, Messrs. Quigley, Thirot, and Malan and Ms. Williams were eligible to receive a pro rata portion of their annual Incentive Compensation for such fiscal year, paid at the target level. The value of pro rata target incentive with respect to year of termination represents the calculated target incentive for the named executive officers if they had terminated on December 31, 2024.

(5)

The value of the health care benefit provided is calculated as the Company-paid portion of the medical plan cost, times the number of months eligible according to the applicable severance plan. Coverage can include medical, dental, and vision (assumes no change in Health Plan or coverage type) and assumes a 10% health care coverage cost increase in second year (as applicable). Named executive officers participating in the Senior Executive Severance Plan continue to pay the employee rate for COBRA coverage during the severance period. For Mr. Thirot, amounts in this column include continuation of pension contributions.

(6)

Represents the maximum allowed benefit for reimbursement of outplacement services for participants in the applicable Severance Plan. Mr. Thirot are eligible for outplacement services under the terms of their employment agreements and the amount shown represents the maximum allowed benefit.

The named executive officers would also be entitled to the vested benefits included in the Outstanding Equity Awards at Fiscal Year-End table and the Nonqualified Deferred Compensation table. In addition, the amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment or certain types of termination of employment. These include accrued salary and vacation pay, and life insurance benefits.

As part of the completion of the sale of our EMEA staffing operations, Ms. Koolhaas entered into a Termination Agreement, terminating her employment contract with Kelly Services OCG (the “Termination Agreement” filed January 8, 2024) as of March 31, 2024. Under the terms of the Termination Agreement, Ms. Koolhaas was entitled to a severance benefit equal to 12 months of base compensation, 100% of annual incentive compensation at target and certain other benefits. In addition, in exchange for Ms. Koolhaas’ assistance in supporting the preparation for and completion of the sale transaction, she received payment equal to 1% of the Purchase Price as defined in the Transaction Agreement.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For fiscal 2023, our last completed fiscal year, our methodology and finding details are as follows:

Methodology

●	We selected October 31, 2023, as the date we would use to identify our median employee;

●	as of October 31, 2023, our employee population totaled 103,850 and consisted of all active regular and temporary employees;

•	about 94% are temporary employees who work anywhere from one week to fifty-two weeks in a calendar year, with approximately 26% located outside of the U.S and Canada;

•	for 2023, we did utilize the De Minimis 5% Exemption and excluded the employees from Luxemburg;

●	employee compensation outside the U.S. was converted to U.S. dollars using the Company’s 2023 budgeted exchange rates.

Findings

●	The median of the annual total compensation of all employees of our company (other than our CEO), was $12,673;

●	the annualized total compensation of our CEO, was $4,163,424; and

●	based on this information, the ratio of the annual total compensation for our CEO to the median of the annual total compensation of all employees is 329 to 1;

●	our median employee was a temporary employee located in the U.S. and worked approximately twenty-three weeks during 2023.

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Pay vs. Performance
The following table sets forth the compensation for our Chief Executive Officer (“CEO”) and the average compensation for our other non-CEO
named executive officers (“NEOs”), both as reported in the Summary Compensation Table (“SCT”) and with certain adjustments to reflect the compensation actually paid (“CAP”) to such individuals, as defined under SEC rules, for the years 2023, 2022, 2021, and 2020. The table also provides information on our cumulative total shareholder return (“TSR”) for both our Class A and Class B Common Stock; the cumulative TSR of our peer group; Net Earnings; and the Company-Selected Measure (“CSM”),
Non-GAAP
Adjusted Earnings from Operations (“EFO”), over such years in accordance with SEC rules.
Pay vs. Performance Table

Year (a)	Summary Compensation Table Total to CEO (b)	Compensation Actually Paid CEO (1)(2) (c)	Average Summary Compensation Table Total for Non-CEO NEOs (d)	Average Compensation Actually Paid to Non-CEO NEOs (1)(2) (e)	Value of Initial Fixed $100 Investment Based On:			Net Earnings (Loss) in millions (i)	CSM:: Non-GAAP Adj EFO in millions (4) (j)
					TSR (Class A) (f)	TSR (Class B) (g)	Peer TSR (3) (h)

2023	$4,163,424	$4,313,597	$1,407,120	$1,555,635	$99.65	$103.53	$121.22	$36.4	$69.1

2022	$3,535,281	$2,762,629	$1,331,744	$1,150,597	$76.65	$81.19	$113.87	($62.5)	$68.3

2021	$3,938,608	$2,864,364	$1,640,264	$1,362,908	$74.94	$78.78	$152.43	$156.1	$52.6

2020	$1,550,693	$1,334,735	$786,788	$827,855	$91.45	$94.29	$100.85	($72.0)	$44.3

(1)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine compensation actually paid as reported in the Pay versus Performance Table. Compensation actually paid, generally, is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of the end of the fiscal year for the applicable year or, if earlier, the vesting date (rather than the grant date). We do not offer pension plan benefits therefore, there was not a change in pension value for any of the years reflective in this table. To calculate CAP, the following amounts were deducted from and added to SCT total compensation:

CEO and
Non-CEO
NEOs SCT Total for CAP Reconciliation:

	2023		2022		2021		2020
	CEO	Non-CEO NEOs	CEO	Non-CEO NEOs	CEO	Non-CEO NEOs	CEO	Non-CEO NEOs

Summary Compensation Table Total	$4,163,424	$1,407,120	$3,535,281	$1,331,744	$3,938,608	$1,640,264	$1,550,693	$786,788

Summary Compensation Table Stock Awards	($2,160,522)	($555,116)	($1,811,085)	($524,293)	($2,734,149)	($974,762)	($839,987)	($326,162)

FYE value of unvested awards granted during current year	$2,236,679	$617,264	$1,052,644	$334,843	$2,045,752	$789,365	$764,875	$405,599

Change in value of unvested awards from prior years	$793,531	$239,143	$68,855	$24,517	($167,781)	($41,322)	($68,333)	($20,316)

Change in value of awards vesting during current year from the prior years	$66,830	$20,763	$98,065	$22,069	$7,513	$2,122	($73,595)	($18,452)

Prior FYE value for awards not meeting performance requirements	($812,048)	($183,487)	($191,086)	($41,686)	($227,577)	($53,637)	—	—

Dividends accrued on unvested stock awards	$25,703	$9,948	$9,957	$3,404	$1,998	$877	$1,082	$399

Compensation Actually Paid	$4,313,597	$1,555,635	$2,762,629	$1,150,597	$2,864,364	$1,362,908	$1,334,735	$827,855

(2)
Compensation for the
non-principal
executive officer (“CEO”) and average compensation for
non-CEO
named executive officers (“NEOs”) reflected in columns (c) and (e) represent the following individuals for the years shown: 2023 – Peter W. Quigley, Olivier G. Thirot, Daniel H. Malan, Vanessa P. Williams and Dinette Koolhaas, 2022 – Peter W. Quigley, Olivier G. Thirot, Dinette Koolhaas, Vanessa P. Williams, and Darren L. Simons, 2021 – Peter W. Quigley, Olivier G. Thirot, Dinette Koolhaas, Tammy L. Browning, and Timothy L. Dupree, 2020 – Peter W. Quigley, Olivier G. Thirot, Dinette Koolhaas, Tammy L. Browning, and Daniel H. Malan.

(3)
As permitted by SEC rules, the peer group referenced for purpose of the TSR comparison is the group of companies included in the S&P 1500 Human Resources and Employment Services Index, which is the industry peer group used for purposes of item 201(e) of Regulation
S-K
as well as used in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2023. TSR is cumulative (assuming $100 was invested on December 31, 2019) for the measurement period ending December 31, 2019 and ending on December 31 of 2023, 2022, 2021, 2020, respectively.

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Table of Contents
Pay vs. Performance

(4)	The following amounts are the reconciliation of the CSM, EFO (in millions):

	2023		2022		2021		2020

As Reported	$24.3		$14.8		$48.6		($93.6)

Gain on sale of assets			(6.2	) (4)			(32.1	) (8)

Loss on disposal			18.7	(5)

Goodwill impairment charge			41.0	(6)			147.7	(9)

Asset impairment charge	2.4	(1)

Restructuring charge	35.5	(2)			4.0	(7)	12.8	(10)

Transaction costs	6.9	(3)

Customer dispute							9.5	(11)

Adjusted	$69.1		$68.3		$52.6		$44.3

(1)	Asset impairment charge in 2023 represents the impairment of right-of-use assets related to an unoccupied existing office space lease

(2)
Restructuring charges in 2023 represents costs related to a comprehensive transformation initiative that includes actions that will further streamline the Company’s operating model to enhance organizational efficiency and effectiveness

(3)	Transaction costs, which includes employee termination costs, incurred in the fourth quarter of 2023 directly related to the sale of the EMEA staffing operations in the first quarter of 2024

(4)
Gain on sale of assets in 2022 is related to the sale of real property in the fourth quarter, under-utilized real property in the second quarter, and other real property sold in the first quarter of 2022

(5)	Loss on disposal in 2022 represents the write-off of the net assets of our Russian operations that were sold in the third quarter of 2022

(6)	Goodwill impairment charge in 2022 is the result of interim impairment tests the Company performed related to RocketPower due to triggering events caused by changes in market conditions

(7)
Restructuring charges in 2021 represents severance costs as part of cost management actions designed to increase operational efficiencies with enterprise functions that provide centralize support to operating units

(8)	Gain on sale of assets primarily represents the excess of proceeds over the cost of the headquarters properties sold during the first quarter of 2020

(9)
The goodwill impairment charge is a result of an interim impairment test the Company performed during the first quarter of 2020, due to a triggering event caused by a decline in the Company’s common stock price

(10)	Restructuring charges in 2020 represents severance and lease terminations in preparation for a new operating model adopted in the third quarter of 2020

(11)	Customer dispute in 2020 represents a non-cash charge in Mexico to increase the reserve against a long-term receivable from a former customer based on an updated probability of loss assessment
As discussed in the CD&A section of this Proxy Statement, the five items listed below represent the most important financial measures we used to determine CAP for FY 2023.

Most Important Performance Measures
Adjusted EFO
Gross Profit
EBITDA Margin
Revenue Growth
Stock Price
The charts below show, for the past four years, the relationship of the Company’s TSR relative to the S&P 1500 Human Resources and Employment Services index, which reflects the Company’s industry sector, as well as the relationship between the CEO and non-CEO
CAP and the Company’s TSR; the Company’s net earnings; and the Company’s non-GAAP
adjusted EFO. Compensation in 2020 was impacted by the global pandemic. As a result, no annual cash payout was awarded to NEOs, and equity incentive awards were reduced by 50%.

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Table of Contents
Pay vs. Performance

Pay vs. Performance

76

Proposal 3 – Vote for the Amendment of the Company’s Restated Certificate of Incorporation to reflect updated Delaware law provisions permitting officer exculpation.

As a general matter, the Board believes that our Restated Certificate of Incorporation should contain provisions consistent with the Delaware General Corporation Law ( the “DGCL”), as amended from time to time, and that amending our Restated Certificate to add the authorized liability protection for certain officers, which is consistent with the protection currently afforded our directors under the DGCL, is desirable in order to continue to attract and retain experienced and qualified officers.

The new provision of the DGCL, and if this proposal is approved, our Restated Certificate, would only eliminate or limit an officer’s liability in connection with those direct claims, including class actions, brought by stockholders for breach of an officer’s fiduciary duty of care. However, as is currently the case with directors under our Restated Certificate, the proposed amendment would not eliminate or limit liability of officers for breaches of their fiduciary duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Further, the proposed amendment would not eliminate or limit officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company.

The rationale for limiting the scope of liability is to strike a balance between the interests of stockholders in accountability and their interests in the Company being able to attract and retain experienced and qualified officers. The Board believes it is important to provide protection from certain liabilities and expenses that may dissuade prospective or current officers from serving the Company due to the exposure to personal liability and risk of expenses they may incur without such protections.

The Board has considered the effects of the amendment to the Restated Certificate, if approved, including the narrow scope of the type and class of claims that officers of the Company would be exculpated from, the limited number of officers of the Company that would be subject to the amendment, and the benefits the Company would gain, and have determined that it is in the best interest of the Company and its stockholders to amend the Restated Certificate accordingly.

Text of Proposed Amendment

The Board requests stockholders of the Company approve the following resolution:

“RESOLVED, that the Company’s stockholders approve an amendment to the Company’s Restated Certificate of Incorporation to revise Article NINTH as follows:

NINTH: No director or officer of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such person ~~director~~ as a director or officer; provided, however, that this Article NINTH shall not eliminate or limit liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of a director under section 174 of the Delaware General Corporation Law, ~~or~~ (iv) for any transaction from which the director or officer derived an improper personal benefit, (v) of an officer in any action by or in the right of the Corporation or (vi) of a director or officer to the extent that such elimination of liability is prohibited under the Delaware General Corporation Law. No amendment or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director or officer of the corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. All references in this paragraph to an “officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer” as defined in Section 102-(b)(7) of the Delaware General Corporation Law.”

Effectiveness of the Amendment

Upon the approval of this proposal by our stockholders, the Company will file with the Delaware Secretary of State an Amended and Restated Certificate of Incorporation reflecting the changes contemplated by the proposed amendment. Such filing is expected to occur as soon as reasonably practicable following the Annual Meeting. If this proposal is not approved by our stockholders, the Company’s Restated Certificate will not be further amended, and no exculpation will be provided for our officers.

77

Proposal 3 – Vote for the Amendment of the Company’s Restated Certificate of Incorporation to reflect updated Delaware law provisions permitting officer exculpation.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of our Class B Common Stock entitled to vote on this proposal is required to approve this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote against this proposal. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote on this proposal, they will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have the same effect as a vote against this proposal.

The Board believes that the proposed amendment to our Restated Certificate is in the best interests of the Company and its stockholders for the reasons stated above.

78

Proposal 4 – Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2024 Fiscal Year

On an annual basis, the Audit Committee approves and appoints the independent registered public accounting firm. During its February 13, 2024, meeting, PricewaterhouseCoopers LLP (“PwC”) was appointed to audit the consolidated financial statements of the Company for the year ending December 29, 2024. This firm has served as the Company’s independent registered public accounting firm since 1960 and is considered to be well qualified. The reappointment process for the independent registered public accounting firm includes an annual assessment that takes into consideration, but is not limited to, a review of the following:

1. Quality of services and sufficiency of resources provided by the auditor

● Knowledge and skills to meet the Company’s audit requirements

● Partner rotation (every 5 years)

● Appropriate audit engagement partner

● Engagement letter compliance

● Industry experience

● Results of consultations

● Audit cost (fee negotiations included)

● Long tenure and familiarity with the Company’s accounting policies

2. Communication and interaction during the engagements

● Professional and open dialog ● Accessibility ● Current accounting developments conversations

3. Independence, objectivity, and professional skepticism

● Assessment of audit evidence ● Internal Audit reliance

The Board of Directors seeks ratification of the appointment of PwC. The representatives of the firm are expected to be present at the Annual Meeting and will be available to respond to all appropriate questions.

Audit and Non-Audit Fees

The Audit Committee is responsible for the compensation (including negotiations) of the independent registered public accounting firm and requires pre-approval of all audit and non-audit services prior to engagement by the Company. In conjunction with the pre-approval, the Committee considers whether non-audit services are consistent with the rules and regulations of the SEC on auditor independence. The authority of the Audit Committee is detailed in its charter, which is posted on the Company’s website at kellyservices.com.

The table below displays the fees incurred from the audit and non-audit services provided by PwC.

	2022 ($)	2023 ($)

Audit Fees	4,103,600	4,594,500

Audit Related Fees	5,000	7,100

Tax Fees	381,000	111,600

All Other Fees	17,200	17,200

Total	4,506,800	4,730,400

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Proposal 4 – Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2024 Fiscal Year

Audit Fees: Audits and quarterly reviews of our consolidated financial statements, statutory audits, issuance of consent and assistance with review of documents filed with the SEC.

Audit Related Fees: Services associated with international regulatory reporting.

Tax Fees: Tax and transfer pricing consulting.

All Other Fees: Accounting research tools and human resources research.

Report of the Audit Committee

Management is responsible for the preparation, presentation, and integrity of Kelly’s financial statements, for its accounting and financial reporting principles, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with generally accepted accounting principles and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of Kelly’s financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion as to the conformity of Kelly’s financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting. The independent registered public accounting firm has free access to the Committee to discuss any matters it deems appropriate.

In performing its oversight role, the Committee considered and discussed the audited financial statements of Kelly for the fiscal year ended December 31, 2023, with each of management and PwC, the independent registered public accounting firm. The Committee also discussed with PwC the matters required to be discussed by applicable requirements of the PCAOB. The Committee received the written disclosures of the PCAOB regarding the auditors’ independence and has discussed with PwC its independence.

Based on the reports and discussions described in this Report, the Committee recommended to the Board that the audited financial statements of Kelly for 2023 be included in the 2023 Annual Report on Form 10-K.

THE AUDIT COMMITTEE

LESLIE A. MURPHY, CHAIR

GERALD S. ADOLPH

ROBERT S. CUBBIN

AMALA DUGGIRALA

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Questions and Answers About the Proxy Statement and the Annual Meeting

Q)	WHERE ARE WE HOLDING THE ANNUAL MEETING?

A)

The 2024 Annual Meeting of Shareholders will be held virtually. To access the live audio webcast of the meeting, shareholders of record will need to visit kellyservices.com for instructions and use their 16-digit Control Number provided in the Notice to log in to this website. If your shares are held beneficially in the name of a bank, broker, or other holder of record (sometimes referred to as holding share “in street name”), you will receive instructions from the holder of record that you must follow for your shares to be voted. Beneficial holders will need to obtain a “legal proxy” from their broker, bank, or other holder of record that holds your shares if they want to vote during the virtual meeting. Beneficial holders will need to send our transfer agent, Computershare, the legal proxy before the meeting and they will then issue via email, an authorized control number.

Q)	WHO IS MAKING THE SOLICITATION IN THIS PROXY STATEMENT?

A)

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. for use at the Annual Meeting of Shareholders of the Company to be held virtually on May 9, 2024, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to Class B shareholders of the Company is April 15, 2024.

Q)	WHO WILL BEAR THE COST OF THE PROXY SOLICITATION?

A)

The cost of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail. The Company may also make arrangements with brokerage houses, custodians, banks, nominees, and fiduciaries to forward solicitation material to beneficial owners of Class B stock held of record by them and to obtain authorization to execute proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

A copy of the Company’s Annual Report and Annual Report on Form 10-K as of December 31, 2023, the close of the Company’s latest fiscal year, has been mailed or otherwise made available to each shareholder of record. The expense of preparing, printing, assembling, and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

Q)	WHO IS ENTITLED TO VOTE?

A)

Only shareholders of record of our Class B Common Stock, par value $1.00 per share, at the close of business on March 21, 2024, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Class B Common Stock is the only class of the Company’s securities with voting rights.

At the close of business on March 21, 2024, the number of issued and outstanding voting securities (exclusive of treasury shares) was 3,321,601 shares of the Class B Common Stock. Class B shareholders on the record date will be entitled to one vote for each share held of record.

Q)	HOW DO I VOTE?

A)	We encourage Class B shareholders to return their proxies promptly via the enclosed form of proxy in the enclosed postage prepaid envelope or vote via the Internet, QR code scan, or telephone.

81

Questions and Answers About the Proxy Statement and the Annual Meeting

Q)	HOW IS MY VOTE COUNTED?

A)

If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Company’s Board of Directors on each of the proposals set forth in the accompanying Notice of Annual Meeting of Shareholders and on any other matters that properly come before the Annual Meeting in such manner as may be determined by the individuals named as proxies.

Q)	CAN I REVOKE MY PROXY AFTER I HAVE SUBMITTED IT?

A)

If the enclosed form of proxy is executed and returned by the shareholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Corporate Secretary of the Company or by submitting a later dated proxy, provided such notice or later dated proxy is received by 11:59 p.m., Central Time, on May 8, 2024. You will also be able to vote your shares online by attending the Annual Meeting by webcast.

Q)	WHAT CONSTITUTES A QUORUM?

A)

Pursuant to the Company’s Bylaws, the holders of 60% of the issued and outstanding shares of Class B Common Stock who are entitled to vote at a shareholders’ meeting, in person or represented by proxy, will constitute a quorum. Shares that are present and entitled to vote on any of the proposals to be considered at the Annual Meeting will be considered to be present at the Annual Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business.

Q)	WHAT IS A BROKER NON-VOTE?

A)

A “broker non-vote” occurs if a broker or other nominee indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, but otherwise has authority to vote at the Annual Meeting. Abstentions and shares subject to broker non-votes will be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.

Q)	HOW IS IT DETERMINED IF A MATTER HAS BEEN APPROVED?

A)

Under our Bylaws, directors are elected by plurality vote and the nominees who receive the greatest number of votes at the Annual Meeting will be elected. Withheld votes and broker non-votes will not be taken into account for purposes of determining the outcome of the election of directors.

The affirmative vote of a majority of the Class B shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal will be required to approve Proposal 2, and Proposal 4. Abstentions will have the effect of negative votes with respect to these proposals. Broker non-votes will not be taken into account for purposes of these proposals.

The affirmative vote of the holders of a majority of the outstanding shares of our Class B Common Stock entitled to vote on Proposal 3 is required to approve the Proposal. Abstentions and broker non-votes will have the same effect as a vote against Proposal 3.

Q)	WHAT HAPPENS IF ADDITIONAL MATTERS (OTHER THAN THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT) ARE PRESENTED AT THE ANNUAL MEETING?

A)

If any other matters do properly come before the Annual Meeting, all proxies signed and returned by holders of the Class B Common Stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

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Questions and Answers About the Proxy Statement and the Annual Meeting

Q)	HOW CAN I COMMUNICATE WITH THE BOARD?

A)

Shareholders may communicate with the Board in writing, addressed to the Board of Directors and mailed to the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716. All written shareholder communications will be summarized and reported to the Board at its regularly scheduled meetings.

Q)	WHAT IS THE DEADLINE TO SUBMIT SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE COMPANY’S 2025 ANNUAL MEETING OF SHAREHOLDERS?

A)

If a Class B shareholder intends to present a proposal for inclusion in the proxy materials to be distributed by us in connection with the Company’s 2025 Annual Meeting of Shareholders in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Corporate Secretary no later than December 16, 2024. The proposal must also meet the other requirements of the rules of the SEC relating to shareholder proposals.

Our Bylaws contain an advance notice of shareholder business and nominations requirement, which generally prescribes the procedures that a shareholder of the Company must follow if the shareholder intends at an Annual Meeting of Shareholders to nominate a person for the election to the Board or to propose other business to be considered by shareholders. These procedures include, among other things, that the shareholder give timely notice to the Corporate Secretary of the nomination or other proposed business, that the notice contains specified information, and that the shareholder complies with certain other requirements. If a shareholder’s nomination or proposal is not in compliance with the procedures set forth in our Bylaws, the Company may disregard such nomination or proposal.

Generally, in the case of an Annual Meeting of Shareholders, a shareholder’s notice must be delivered in writing to the Corporate Secretary, at the Company’s principal executive office, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the proceeding year’s Annual Meeting of Shareholders. To be timely for the 2025 Annual Meeting of Shareholders, the notice must be received by the Corporate Secretary no earlier than January 9, 2025, and no later than February 7, 2025. In addition, shareholders seeking to include director nominations in the Company’s Proxy Statement for its 2025 Annual Meeting of Shareholders are required to provide notice to the Company pursuant to SEC Rule 14a-11 regarding proxy access no earlier than November 16, 2024 and no later than December 16, 2024, and to satisfy other conditions of such rule. Shareholders intending to utilize SEC Rule 14a-11 regarding universal proxies must provide notice to the Company postmarked no later than March 10, 2025.

In each case, proposals made under Rule 14a-8 and nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing and received by the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716.

83

Kelly®

999 West Big Beaver Road
Troy, Michigan 48084-4716
248.362.4444
kellyservices.com

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An Equal Opportunity Employer
© 2023 Kelly Services, Inc.
All rights reserved MT2116

MMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 000001 ADD 2 Your vote matters – here’s how to vote! ADD 3 You may vote online or by phone instead of mailing this card. ADD 4 MMMMMMMMM ADD 5 Online ADD 6 Go to www.envisionreports.com/kelyb or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/kelyb Annual Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of Directors: + For Withhold For Withhold For Withhold 01 - T.B. Larkin 02 - P.W. Quigley 03 - G.S. Adolph 04 - G.S. Corona 05 - R.S. Cubbin 06 - A. Duggirala 07 - I.F. Johnson 08 - L.A. Murphy 09 - D.R. Parfet For Against Abstain 2. Non-binding advisory vote on executive compensation. 3. Amendment of the Company’s Restated Certificate of Incorporation to Reflect Updated Delaware law provisions permitting officer exculpation. 4. Ratification of PricewaterhouseCoopers LLP as independent 5. Transacting any other business as may properly come before accountants for the 2024 fiscal year. the Meeting or any postponement or adjustments thereof. B Authorized Signatures — This section must be completed for your vote to be counted. - Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 1UPX 610383 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 03YIIC

The 2024 Annual Meeting of Shareholders of Kelly Services, Inc. will be held on Thursday, May 9, 2024 at 12:00 p.m. EDT, virtually via the internet at www.meetnow.global/MTZZK6S To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/kelyb Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/kelyb qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy - Kelly Services, Inc. + Notice of Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 9, 2024 The undersigned hereby names, constitutes and appoints Vanessa P. Williams and Peter W. Quigley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kelly Services, Inc. Class B Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 9, 2024 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, “FOR” ALL THE NOMINEES LISTED, AND “FOR” PROPOSALS 2, 3 AND 4. (Continued to be marked, dated and signed, on the other side.) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD +